SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------



                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 15, 1996


                             GREENBRIAR CORPORATION
                (Formerly MEDICAL RESOURCE COMPANIES OF AMERICA)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




       NEVADA                            0-8187                 75-2399477
- ----------------------------          ------------           -------------------
(State or other jurisdiction          (Commission            (I.R.S. Employer
 of incorporation)                     File Number)          Identification No.)





                    4265 Kellway Circle, Addison, Texas 75244

               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (214) 407-8400

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

          Not Applicable


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

ACQUISITION OF WEDGWOOD RETIREMENT INNS, INC.

On March 15, 1996, the Company acquired Wedgwood Retirement Inns, Inc. ("Wedgwood").

Wedgwood, headquartered in Vancouver, Washington, was one of the first builders and management companies in the retirement and assisted living industry. It operates 1,292 units of full-service retirement and assisted living, including some that provide Alzheimer's care. The residences are located in six states:
Washington, Oregon, California, Idaho, New Mexico and Texas.

As of March, 1996, Wedgwood has three residences under construction, containing 225 assisted living units and Alzheimer's beds. Plans are to begin construction on four additional facilities this year, expanding into two more states, Georgia and Florida. A total of nearly 500 new assisted living and Alzheimer's care units are planned for 1996 construction.

Wedgwood was purchased from 23 individuals, all of whom are unrelated to Greenbriar.

To structure the Wedgwood acquisition as a tax-free exchange, the Company also acquired a shopping center in North Carolina from James R. Gilley and members of his family. The property was valued at its current independently appraised value of $3,375,000.

Greenbriar issued 675,000 shares ($3,375,000) of Series D preferred stock to the Gilley family, 1,912,800 shares ($18,200,000) of Series E preferred stock and $425,000 in cash and notes to the Wedgwood shareholders. Both classes of stock are unregistered, will have no trading market unless converted to common stock, and will be entitled to one vote per share on all matters to come before a meeting of stockholders. The Series D preferred stock will bear a cumulative quarterly dividend of 9.5% per year. The Series E preferred stock bears no dividend for two years and it is anticipated that Series E shares will be converted to Greenbriar common stock before that time. With shareholder approval, expected at a shareholders' meeting during 1996, both series of preferred stock will become convertible into unregistered shares of Greenbriar common stock, with the Series E convertible at 1.2 shares for each share of Greenbriar common stock and Series D convertible at two shares for each share of Greenbriar common stock.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

          Not Applicable

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

          Not Applicable

ITEM 5. OTHER EVENTS.

          Not Applicable

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

          Not Applicable

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Not Applicable

     (b) The financial statement required to be filed with respect to this acquisition will be filed by amendment.

     (c)  Exhibits

          1    - Contract of sale

ITEM 8. CHANGE IN FISCAL YEAR.

          Not Applicable

                                   SIGNATURES



         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          MEDICAL RESOURCE COMPANIES OF AMERICA


Dated:    March 29, 1996                  By: /s/ Gene Bertcher

                                        Name: Gene Bertcher

                                       Title: Chief Financial Officer

                            STOCK PURCHASE AGREEMENT



                                  By and Among

                     Medical Resource Companies of America,

                         Wedgwood Retirement Inns, Inc.

                                       and

             Victor L. Lund, Paul Dendy, Mark Hall, Frank R. Reeves,
                      Doris Thornsbury and Teresa Waldroff

                                TABLE OF CONTENTS


Section


1.      PURCHASE OF SHARES AND CLOSING....................1

        1.1.      Purchase of Shares......................1
        1.2.      Consideration...........................2
        1.3.      Other Agreements........................3
        1.4.      Conditions Precedent....................3
        1.5.      Closing.................................4

2.      REPRESENTATIONS AND WARRANTIES OF THE SELLING
          STOCKHOLDERS....................................4

        2.1.      Ownership of Shares.....................4
        2.2.      Organization............................4
        2.3.      Corporate Action........................5
        2.4.      Capitalization..........................5
        2.5.      Compliance with Law and Other
                    Instruments...........................5
        2.6.      Financial Statements....................5
        2.7.      Absence of Undisclosed Liabilities......7
        2.8.      Tax Returns and Payments................7
        2.9.      Absence of Certain Changes and Events...8
        2.10.     Trademarks, Trade Names,
                    Copyrights, Etc.......................9
        2.11.     Litigation and Other Proceedings........9
        2.12.     Contracts..............................10
        2.13.     Transactions with Affiliates...........10
        2.14.     Insurance and Banking Facilities.......11
        2.15.     Personnel, Compensation and Benefit
                    Plans................................11
        2.16.     Powers of Attorney and Suretyship......12
        2.17.     Minutes and Stock Records..............12
        2.18.     Governmental Consents..................12
        2.19.     Brokers and Finders....................13
        2.20.     Accuracy of Documents and Other
                    Information..........................13
        2.21.     Real Estate............................14

Section

3.      REPRESENTATIONS AND WARRANTIES
          WITH RESPECT TO THE PURCHASER SHARES...........14

        3.1.      Investment Experience and
                    Economic Risk........................15
        3.2.      Access to Information..................15
        3.3.      Investment Representation..............15
        3.4.      Restricted Securities..................15
        3.5.      Further Limitations on Disposition.....16
        3.6.      Legends................................16

4.      REPRESENTATIONS AND WARRANTIES OF PURCHASER......17

        4.1.      Organization...........................17
        4.2.      Authorization..........................17
        4.3.      Capitalization.........................17
        4.4.      Brokers and Finders....................18
        4.5.      Board Representation...................18
        4.6.      Continued Operations...................18
        4.7.      Liability Release......................18
        4.8.      Compliance with Law and Other
                         Instruments.....................18
        4.9.      Financial Statements...................19
        4.10.     Absence of Undisclosed Liabilities.....19
        4.11.     Tax Returns and Payments...............20
        4.12.     Absence of Certain Changes and Events..20
        4.13.     Trademarks, Trade Names Copyrights Etc.21
        4.14.     Material Litigation and Other
                        Proceedings......................22
        4.15.     Minutes and Stock Records..............22
        4.16.     Accuracy of Documents and
                        Other Information................22
        4.17.     Transactions Between Purchaser And
                        The Gilley Group.................23
        4.18.     Purchaser Personnel, Compensation and
                        Benefit Plans....................23

5.      COVENANTS OF THE SELLING STOCKHOLDERS............24

        5.1.      Agreement Not to Compete...............24
        5.2.      Indemnification........................26
        5.3.      Release of Claims......................27
        5.4.      Right of First Refusal on
                                     Purchaser Shares....27
        5.5.      Further Assurances.....................27
        5.6.      Security for Obligations...............27
        5.7.      Stockholder Proxy Assistance...........27

6.      MISCELLANEOUS....................................29

        6.1.      Expenses...............................29
        6.2.      Entire Agreement.......................29

        6.3.      Governing Law..........................29
        6.4.      Notices................................29
        6.5.      Severability...........................30
        6.6.      Survival of Representations, Warranties
                    and Covenants........................30
        6.7.      Waiver, Amendment......................30
        6.8.      Disclosure.............................30
        6.9.      Assignment.............................31
        6.10.     No Third Party Rights..................31
        6.11.     Counterparts...........................31
        6.12.     Headings, Gender.......................31
        6.13.     Construction...........................31
        6.14.     Additional Documents...................31
        6.15.     Attorney's Fees........................32

SCHEDULES

EXHIBIT A - DEVELOPMENT AGREEMENT
EXHIBIT B - EMPLOYMENT AGREEMENT
EXHIBIT C - REGISTRATION RIGHTS AGREEMENT
EXHIBIT D - CONTRIBUTION AGREEMENT

                            STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT ("Agreement") dated as of ____________, 1996 by and between Medical Resource Companies of America ("Purchaser"), Wedgwood Retirement Inns, Inc., a Washington corporation (the "Company") and Victor L. Lund, Paul Dendy, Mark Hall, Frank R. Reeves, Doris Thornsbury and Teresa Waldroff ("Selling Stockholder(s)").

                              W I T N E S S E T H:

     WHEREAS, Victor L. Lund, Paul Dendy, Mark Hall, Frank R. Reeves, Doris Thornsbury and Teresa Waldroff are the owners of _____ shares of the common stock of the Company, which shares constitute all of the issued and outstanding shares of capital stock of the Company;

     WHEREAS, the Selling Stockholder(s) desire to sell and Purchaser desires to purchase the stock of the Company owned by the Selling Stockholder(s) on the terms and conditions set forth in this Agreement;

     WHEREAS, the Selling Stockholder(s) desire to sell and Purchaser desires to purchase the Wedgwood Business Interests (as hereinafter defined) on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and provisions contained herein, the parties hereto agree as follows:

1.   PURCHASE OF SHARES AND CLOSING.

     1.1. Purchase of Shares.

     Subject to the terms and conditions set forth in this Agreement, each of the Selling Stockholder(s) agrees to sell, convey, assign, transfer and deliver to Purchaser the shares of stock of the Company owned by him or her as of the date of Closing as indicated in the recitals hereto or acquired as part of this Agreement (individually and collectively the "Shares"), and will deliver to Purchaser certificates representing such Shares, duly endorsed in blank or with appropriate stock powers attached, which Shares are free and clear of all liens, security interests, pledges, agreements, claims, charges, options or encumbrances of any nature whatsoever except for the Liens (as hereinafter defined).

     The Selling Stockholders agree to use their best efforts to acquire or cause the Company to acquire on or before Closing, all ownership interests of others, besides that owned by the Selling Stockholders, in and to the entities and real estate listed on the attached Schedule 1.1 ("Wedgwood Business Interests") and Selling Stockholders shall use their best efforts to have the new stockholders sell and deliver their stock in the Company to Purchaser. The Selling Stockholders will transfer to the Purchaser or, at the direction of Purchaser to any entity wholly owned by Purchaser, all right, title and interest of the Company and the Selling Stockholders in the Wedgwood Business Interests. If the Selling Stockholders use Purchaser Shares (hereinafter defined) or the promise of the future delivery of Purchaser Shares (hereinafter defined) as consideration for the acquisition of ownership interests of others in the Wedgwood Business Interests, the Selling Stockholders agree to prepare and furnish to such seller reasonably sufficient disclosure information on the Purchaser and the Purchaser Shares (hereinafter defined). The Selling Stockholders shall i) provide a copy of such information to the Purchaser, ii) shall use their best efforts to see that such information complies with all federal and state securities laws and shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, however the Selling Stockholder(s) shall not be responsible for the accuracy of documents and information received from Purchaser, and iii) will make any additions to such information reasonably requested by the Purchaser. The Selling Stockholders agree to pay all transfer costs in obtaining any of the Wedgwood Business Interests which they do not currently own, including, but not limited to transfer taxes, sales taxes, excise taxes, and stock transfer taxes. Purchaser shall pay all transfer costs incurred in its acquisition of the Wedgwood Business Interests.

     1.2. Consideration.

     The purchase price for the Shares shall consist of one million seven hundred twenty thousand seven hundred fifty-eight shares of newly issued unregistered common stock of Purchaser (which is approximately equal to 1/2 of the amount of the common shares of Purchaser issued and outstanding immediately prior to the Closing, so that the Selling Stockholders will own 1/3 of the issued and outstanding common stock of Purchaser immediately after the Closing ("Purchaser Shares"). Purchaser shall cease any program it has to repurchase its own shares of common stock until after Closing. At the election of the Selling Stockholder(s) one or more members of the Gilley Group will purchase interests held by others in the Wedgwood Business Interests, using $750,000 in personal notes payable to the seller, and contribute at Closing such interest to Purchaser in exchange for a pro rata interest in the Purchaser Shares.

     Subject to Section 1.4. of this Agreement, the Purchase Price shall be adjusted downward if any of the Wedgwood Business Interests cannot be reasonably obtained (the "Adjustment") because i) one or more members, shareholders, partners, or owners of one or more of the Wedgwood Business Interests, or owners of a portion of an entity that owns one or more of the Wedgwood Business Interests, other than the Selling Stockholders, refuse to sell, ii) such Wedgwood Business Interests are in the form of a lease and the landlord refuses to consent to Purchaser acquiring such Wedgwood Business Interests, or iii) such Wedgwood Business Interests are subject to a loan and the lender refuses to consent to Purchaser acquiring such Wedgwood Business Interests. The Adjustment shall be prior to Closing and shall be based, at least in part, on the projected earnings of such Wedgwood Business Interests for 1998, attached hereto as
Schedule 1.2, and shall be reasonably acceptable to the Selling Stockholder(s). The Adjustment will not be made where the Landlord Approvals and Lender Approvals (hereinafter defined) can not be obtained and the Wedgwood Business Interest subject to such approval is not transferred to Purchaser if Purchaser and the Selling Stockholders can reasonably formulate a management or other agreement that effectively transfers to Purchaser substantially all of the economic interests of ownership of such Wedgwood Business Interests ("Alternate Agreement").


     The Purchaser Shares will be subject to a registration rights agreement in the form attached hereto as Exhibit "C".

     In addition, Victor L. Lund ("Lund") agrees to repay to Purchaser on or before Closing that portion of a $500,000 loan from Purchaser to Lund that was not used for construction, operations, necessary repairs and capital improvements, in the ordinary course of business and prior to Closing for Wedgwood Business Interests purchased by Purchaser. If Lund has used all of the $500,000 loan from Purchaser for the operations, construction, repairs, and capital improvements, with the documentation being provided to Purchaser establishing the same, this obligation will not have to be repaid by Lund.

     1.3. Other Agreements.

     Simultaneously with the execution and delivery of this Agreement, Victor L. Lund has entered into a construction management agreement with Purchaser in the form attached hereto as Exhibits "A", Paul Dendy, Mark Hall, and Teresa Waldroff have entered into employment agreements with Purchaser in the form attached hereto as Exhibit "B", and Purchaser will enter into a contribution agreement in the form attached hereto as Exhibit "D" with JRG Investment Co, Inc., The April Trust, James R. Gilley, and Sylvia Gilley (the "Gilley Group") which will provide that the Gilley Group, as a significant part of this Agreement, will exchange Westwood Village Associates, a North Carolina partnership, which owns a shopping center in Clemons, North Carolina (the "Shopping Center"), for preferred stock of Purchaser (the "New Gilley Stock") equal to the appraised value of the Shopping Center plus or minus normal prorations of income and expenses. Such appraised value will be reasonably acceptable to Selling Stockholder(s). The annual dividends payable on the New Gilley Stock will be approximately equal to the annual net cash flow from the Shopping Center.

     1.4. Conditions Precedent

     Purchaser's obligation to perform shall be contingent upon i) approval of the board of directors of Purchaser, ii) any required regulatory approvals, and
iii) Purchaser  shareholder approval (together the "Purchaser  Approvals"),  and
iv) a fairness opinion on the value of the Wedgwood Business Interests from an investment banking concern reasonably acceptable to Purchaser (the "Fairness Opinion") if requested by the board of directors of Purchaser.

     The Selling Stockholders obligation to perform shall be contingent upon i) approval of this transaction by any lender where their loan is secured by any material asset of the Wedgwood Business Interests, except where Purchaser agrees to pay off such loan, ii) approval of this transaction by any lessor where their lease is of a material asset of the Wedgwood Business Interests, except where Purchaser agrees to adjust the Purchase Price, and which shall be reasonably acceptable to the Selling Stockholders, and iii) approval of this transaction by any shareholder, partner or sole proprietor of the Wedgwood Business Interests, other than one of the Selling Stockholders, except where Purchaser agrees to adjust the Purchase Price, and which shall be reasonably acceptable to the Selling Stockholders.

     1.5. Closing

     The closing will take place on or before ten (10) days following the Purchaser Approvals and any associated waiting periods (the "Closing"). The parties agree to use their best efforts to hold the Closing on or before March 15, 1996.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY, VICTOR L. LUND, PAUL DENDY, MARK HALL, AND TERESA WALDROFF.

     In addition to any other representations, warranties, covenants and undertakings contained elsewhere in this Agreement, Victor L. Lund, Paul Dendy, Mark Hall, Teresa Waldroff and the Company hereby jointly and severally make the following representations, warranties and covenants to Purchaser, all of which survive the Closing for a period of two years:

     2.1. Ownership of Shares.

     Immediately  prior to the  purchase  and sale of the  Shares,  the  Selling
Stockholder(s) were the true and lawful owner of the Shares. The Selling Stockholder(s) have all necessary power and authority to execute this Agreement and to sell the Shares to Purchaser, free and clear of all claims, liens, security interests, rights of spouses or present or former family members or stockholders of the Company, pledges, options, encumbrances and other restrictions of any nature whatsoever, other than transfer restrictions imposed by applicable federal and state securities laws with respect to unregistered shares and except, potentially, the loans listed on the attached Schedule 2.1 (the "Liens"). There is no agreement between the Selling Stockholder(s) and any other person relating to or restricting the transfer of the Shares. Effective as of the Closing and subject to the Liens, Purchaser will acquire good and marketable title to the Shares free and clear of any restrictions of the type referred to in this Section 2.1. The Selling Stockholder(s) own no securities of the Company other than the Shares and hereby irrevocably waive any and all rights to acquire any other shares or securities of the Company or any other interest in any such shares or securities existing prior to Closing.

     2.2. Organization.

     The Company is a corporation duly organized, validly existing and in good standing under the laws of Washington, has the full power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Selling Stockholder(s) has delivered to Purchaser complete and correct copies of the articles of incorporation and bylaws of the Company as in effect on the date of this Agreement. No action has been taken by the board of directors of the Company or by the Selling Stockholder(s) to amend any such documents.

     2.3. Corporate Action.

     The board of directors of the Company, and the Selling Stockholder(s) have taken all actions, if any, required by applicable law, the articles of incorporation or bylaws of the Company or otherwise, to authorize the transactions contemplated by this Agreement.

     2.4. Capitalization.

     The authorized capital stock of the Company consists of ___ shares of common stock of which only the Shares owned by the Selling Stockholder(s) are issued and outstanding. All of the Shares were validly issued and are fully paid and nonassessable, and other than the Shares there are no outstanding options, warrants, scrip, preemptive rights or other subscription rights, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company.

     2.5. Compliance with Law and Other Instruments.

     The Company is not in material violation of any term of its charter documents or bylaws. To the best of the knowledge of Victor L. Lund, Paul Dendy, Mark Hall, and Teresa Waldroff after due inquiry, the Company and the Wedgwood Business Interests are not in violation of any material term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, decree, order, statute, law, rule or regulation applicable to it or its properties. If the Landlord Approvals and Lender Approvals (hereinafter defined) are obtained, the execution, delivery and performance of, and compliance with this Agreement by the Selling Stockholder(s), and the consummation of the transactions contemplated herein, have not resulted and will not result in any such violation or in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the Wedgwood Business Interests.

     2.6. Financial Statements.

          (i) Attached hereto as Schedule 2.6 is the balance sheet of the Company, consolidated with the Wedgwood Business Interests, at September 30, 1995 and the related statements of income for the nine months then ended (the "Interim Financials"). The Interim Financials (a) have been prepared in accordance with the books and records of the Company, consolidated with the Wedgwood Business Interests; (b) fairly present the financial position of the Company, consolidated with the Wedgwood Business Interests, as of the date indicated therein and the results of operations for the periods indicated therein; and (c) have been prepared in accordance with generally accepted accounting principles consistently applied. The assets shown on the balance sheet of the Company, consolidated with the Wedgwood Business Interests, included in the Interim Financials (the "Interim Balance Sheet") were owned by the Company, consolidated with the Wedgwood Business Interests, as of such date, free and clear of any liens or encumbrances (other than those reflected on such balance sheet or as disclosed as part of this Agreement) and constituted all of the assets used in the business of the Company and the Wedgwood Business Interests. As of the date hereof and as of the date of Closing, the assets of the Company and the Wedgwood Business Interests are used in their operations free and clear of any liens or encumbrances, except liens and encumbrances shown on the Interim Balance Sheet. The Interim Cash shall mean the aggregate amount of cash, cash equivalents and marketable securities of the Company and the Wedgwood Business Interests (valued at the lower of cost or market value) as shown on the Interim Balance Sheet.

          (ii) The Selling Stockholders shall cause the Company to update the Interim Financials through December 31, 1995 and the Interim
               Balance Sheet as of December 31, 1995 in accordance with generally accepted accounting principles, prepared on an accrual basis and including all appropriate accruals for liabilities or expenses which shall be audited by Grant Thornton & Co., which shall render its substantially unqualified report thereon (such balance sheet and income statement as so audited, is hereinafter referred to as the "Audited Balance Sheet" and the "Audited Financials"). Purchaser will be responsible for any of the costs of such audit unless this Agreement is terminated in which case Purchaser will be responsible for any of the costs of such audit through the date of written notice of termination by Purchaser to the Selling Stockholder(s), which said notice shall be given on the termination date. The Audited Cash, which shall mean the aggregate amount of cash, cash equivalents and marketable securities of the Company and the Wedgwood Business Interests (valued at the lower of cost or market value) as shown on the Audited Balance Sheet.

          (iii)The Selling Stockholder(s) shall use their best efforts to deliver the Audited Balance Sheet and the Audited Financials to Purchaser promptly after such balance sheet and income statement is audited, but no later than February 28, 1996.

          (iv) The Selling Stockholders shall use their best efforts to cause the Company to update the Audited Financials through Closing and the Audited Balance Sheet as of Closing in accordance with generally accepted accounting principles, prepared on an accrual basis and including all appropriate accruals for liabilities or expenses (such balance sheet and income statement as so updated, is hereinafter referred to as the "Closing Balance Sheet" and the "Closing Financials"). The Closing Cash, which shall mean the aggregate amount of cash, cash equivalents and marketable securities of the Company and the Wedgwood Business Interests (valued at the lower of cost or market value) as shown on the Closing Balance Sheet. The chief financial officer of the Company will certify that the Closing Balance Sheet and the Closing Financials are materially correct.

          (v) The Audited Balance Sheet, the Audited Financials, the Closing Balance Sheet, and the Closing Financials will not materially vary, to the negative, from the Interim Balance Sheet and the Interim Financials, adjusted for comparable periods.

     2.7. Absence of Undisclosed Liabilities.

     Except as set forth on Schedule 2.7 and except for the Liens, the Company, consolidated with the Wedgwood Business Interests, has no obligations or liabilities of any nature, whether absolute, accrued, contingent or otherwise, whether liquidated or unliquidated, and whether now due or to become due, which, individually or in the aggregate, would have a material adverse effect on the financial condition of the Company, consolidated with the Wedgwood Business Interests. As of the date hereof and as of the date of Closing, the Company and the Wedgwood Business Interests have no material accounts payable which are unpaid after their due date.

     2.8. Tax Returns and Payments.

          (i) All federal, state, local and foreign tax returns and reports required to be filed by Victor L. Lund, the Company and entities which own Wedgwood Business Interests, except for Alpha Omega Partners, have been filed, when due or as extended, with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, and to the best of the knowledge of Victor L. Lund, Paul Dendy, Mark Hall, and Teresa Waldroff such returns were prepared in accordance with all applicable laws and regulations;

          (ii) to the best of the knowledge of Victor L. Lund, Paul Dendy, Mark Hall, and Teresa Waldroff, all federal, state, local and foreign income, profits, gross receipts, net worth, capital, franchise, sales, use, employment, occupation, property, premium, excise and other taxes (including interest and penalties) due or claimed by appropriate tax authorities to be due from the Company or from the Wedgwood Business Interests (a) have been fully paid or provided for on the books of the Company, consolidated with the Wedgwood Business Interests, or (b) are being contested in good faith by appropriate proceedings and are not material and are set forth on Schedule 2.8;

          (iii)no issues have been raised (and are pending) by the Internal Revenue Service or any other taxing authority in connection with any of the returns and reports referred to in the foregoing clause (i) which, if adversely determined, would have a material adverse effect on the financial condition of the Company, consolidated with the Wedgwood Business Interests;

          (iv) no waivers of statutes of limitations have been given or requested with respect to the Company or the Wedgwood Business Interests;

          (v) no election has been made, or consent given, under Section 341(f) of the Internal Revenue Code of 1986, as amended;

          (vi) the federal income tax returns of the Company, the Wedgwood Business Interests and Victor L. Lund have not been audited by the Internal Revenue Service;

          (vii)the Company has furnished Purchaser with complete and correct copies of federal income tax returns for itself and for the Wedgwood Business Interests for the last three fiscal years; and

          (viii) the Company has provided Purchaser with the estimated or approximate tax basis for all of the assets consisting of the Wedgwood Business Interests.

     2.9  Absence of Certain Changes and Events.

     Except as shown on Schedule 2.9 and as set forth herein, between September 30, 1995 and the Closing there has not been and there will not be:

          (i) any transaction entered into by the Company and the Wedgwood Business Interests other than in the ordinary course of business or any material adverse change in the condition (financial or otherwise), earnings, assets, liabilities, prospects or business of the Company and the Wedgwood Business Interests whether or not arising from transactions in the ordinary course;

          (ii) any declaration, payment or setting aside of any dividend or other distribution in respect of the capital stock of the Company or of the Wedgwood Business Interests, other than in the ordinary course of business, or any direct or indirect redemption, purchase or other acquisition by the Company of any such stock or interest;

          (iii)any modification or rescission of, or waiver, except in the ordinary course of business, by the Selling Stockholder(s) or the Company and the Wedgwood Business Interests (written or oral) of rights under any contract now existing relating to the Company and the Wedgwood Business Interests, except for the Landlord Approvals and Lender Approvals (hereinafter defined);

          (iv) any mortgage, pledge or imposition of any security interest, claim, encumbrance or other restriction on, or any sale or other disposition (other than in the ordinary course of business) of, any assets of the Company and the Wedgwood Business Interests, tangible or intangible save and except the transactions described in paragraph 2.9 (viii) described below;

          (v) any change in accounting practice or any new method of accounting introduced in respect of the business of the Company and the Wedgwood Business Interests or any of its assets, properties or rights;

          (vi) any change in the policies or practices of the Company and the Wedgwood Business Interests regarding the timely discharge of accounts payable and other obligations;

          (vii)any cancellation or release of any debt or other obligation owed the Company and the Wedgwood Business Interests, or of any claim held by the Company and the Wedgwood Business Interests, except in the ordinary course of business;

          (viii)  any  borrowing  by  the  Company  and  the  Wedgwood  Business
               Interests or any incurrence by the Company and the Wedgwood Business Interests of any obligation or liability (absolute or contingent), except for current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business, and except for loans to be made by Healthcare REIT and San Benito Bank & Trust and secured by the Camelot Retirement Community Home in Harlingen, Texas and adjacent parcels of land;

          (ix) any new liens created or allowed to be created on material assets of the Wedgwood Business Interests except for loans to be made by Healthcare REIT and San Benito Bank & Trust and secured by the Camelot Retirement Community Home in Harlingen, Texas and adjacent parcels of land; or

          (x) any increases in compensation or wages for any of the Selling Stockholder(s).

     2.10. Trademarks, Trade Names Copyrights. Etc.

     The Selling Stockholder(s) or the Company, except for the Liens, (i) own or have the right to use, free and clear of all liens, claims and restrictions, all patents, trademarks, trade names, service marks, copyrights, trade secrets, trade dress, know-how, inventions, designs, processes and technical data, licenses with respect to the foregoing, and other proprietary rights of any nature relating to or used in its business, or used or useful in promoting such business, in the manner in which such business has been or is being conducted (hereinafter, "Business Property"), without, to the best of the knowledge of Victor L. Lund, Paul Dendy, Mark Hall, and Teresa Waldroff, infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing, and (ii) are free of any obligation or liability whatsoever to make any payment by way of royalties, fees or otherwise to any person with respect to the use of Business Property. To the best of the knowledge of Victor L. Lund, Paul Dendy, Mark Hall, and Teresa Waldroff, there has not been any infringement or unauthorized use by any third party of any of the Business Property.

     2.11. Litigation and Other Proceedings.

     Except  as shown on  Schedule  2.11,  neither  the  Company,  the  Wedgwood
Business Interests nor any of their directors, officers, members or stockholders, is a party to any pending or, to the best of the knowledge of Victor L. Lund, Paul Dendy, Mark Hall, and Teresa Waldroff, threatened action, suit, proceeding or investigation in or by any court or governmental board, commission, agency, department or office, or before any arbitrator, in the United States or elsewhere (nor, to the best of the knowledge of Victor L. Lund, Paul Dendy, Mark Hall, and Teresa Waldroff, is there any reasonable basis therefor), arising or claimed to arise from actions or inactions of the Company or the Wedgwood Business Interests or, in the case of an individual, from actions or inactions in such individual's capacity as a director, officer, member, owner or stockholder of the Company or the Wedgwood Business Interests.

     2.12. Contracts.

     Schedule 2.12 describes, and the Selling Stockholder(s) have delivered to Purchaser complete and correct copies of, all currently effective written and oral agreements, contracts, indebtedness, liabilities and other obligations to which the Company or the Wedgwood Business Interests is a party or by which it or any of its properties or assets is bound or affected (other than the documents listed on and delivered to Purchaser pursuant to other Schedules hereto) which (i) require the payment or receipt of more than $20,000, or (ii) are otherwise material to the conduct or operations of the business of the Company and the Wedgwood Business Interests. The Company and the Wedgwood Business Interests is, and to the best of the knowledge of Victor L. Lund, Paul Dendy, Mark Hall, and Teresa Waldroff, all other parties to such agreements are, in compliance with all material provisions of such agreements.

     2.13. Transactions with Affiliates.

     Except for payroll in the normal course of business, Schedule 2.13 is a true and complete list of (i) all material transactions between the Company and the Wedgwood Business Interests and the Selling Stockholder(s) or any relative or affiliate of the Selling Stockholder(s), since September 30, 1995, which list includes amounts payable or receivable in connection with such transactions, and
(ii) all interests, direct or indirect, of the Selling Stockholders and all relatives and affiliates of the Selling Stockholders and any corporation, partnership, firm or association which is a competitor of the Company or the Wedgwood Business Interests, except for interests in companies whose shares are traded on a national exchange or the NASDAQ or OTC markets and in which such Selling Stockholder(s) and his or her immediate relatives (consisting of siblings, parents, grandparents, children and grandchildren) and affiliates own no more that 1% of the outstanding shares. Except as described in Schedule 2.13 and for payroll in the normal course of business, (i) the Company and the Wedgwood Business Interests are not indebted to the Selling Stockholders or any of their affiliates or relatives other than in respect of salaries for periods not exceeding the normal monthly or semi-monthly payroll period, or for amounts due in respect of ordinary traveland business expenses and employee benefit plans referred to in this Agreement, and (ii) neither the Selling Stockholder(s) nor any of their relatives or affiliates is indebted to the Company or the Wedgwood Business Interests.

     2.14. Insurance and Banking Facilities.

     Schedule 2.14 comprises a complete and correct list of (i) all contracts of insurance and indemnity of or relating to the Company and the Wedgwood Business Interests in force at the date of this Agreement (including name of insurer or indemnitor, agent, annual premium, coverage and expiration date), and the Selling Stockholder(s) have delivered to Purchaser complete and correct copies of all such contracts, (ii) the names and locations of all banks in which the Company and the Wedgwood Business Interests have accounts, and (iii) the names of all persons authorized to draw on such accounts. All premiums and other payments due with respect to all such contracts of insurance and indemnity have been paid, and to the best of the knowledge of Victor L. Lund, Paul Dendy, Mark Hall, and Teresa Waldroff there is no act or failure to act that has caused or might cause any such contract to be cancelled or terminated. All notices have been given, all known claims have been presented and all other required or appropriate action with respect to such contracts has been taken by the Company and the Wedgwood Business Interests in a due and timely fashion. The Company and the Wedgwood Business Interests shall not make any reductions in such insurance coverage prior to Closing.

     2.15. Personnel, Compensation and Benefit Plans.

          (i) Schedule 2.15 comprises a complete and correct list of (a) all officers, directors, executive personnel and executive employees of the Company and the Wedgwood Business Interests, and all management personnel, including those with the title of "administrator" and "executive director", that manage a full service retirement center or assisted living facilities, including Alzheimer's care, owned or leased by the Company or the Wedgwood Business Interests and the current compensation rate of each such person, and (b) all employment, non-competition and similar agreements, bonus, profit-sharing, deferred compensation, commission, insurance, termination, vacation, fringe benefit, pension and retirement agreements, plans and programs (whether formal or informal) respecting or affecting any directors, officers or other employees or agents of the Company and the Wedgwood Business Interests. Schedule 2.15 includes with respect to each such person, his or her name, base compensation, bonus for the last fiscal year, title, date of birth and start date.

          (ii) To the best of the knowledge of Victor L. Lund, Paul Dendy, Mark Hall, and Teresa Waldroff all of the personnel and compensation agreements, plans and programs are described on Schedule 2.15, and except as disclosed thereon, comply with applicable law, including, without limitation, the reporting, disclosure and other requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any liability therefor is appropriately reflected in the Interim Balance Sheet, the Audited Balance Sheet and the Closing Balance Sheet. Neither the Company nor the Wedgwood Business Interests have engaged in a transaction which would subject it to any tax, penalty or liability for prohibited transactions imposed by Section 502(i) of ERISA or
               Section 4975 of the Internal Revenue Code, as amended (the "Code"). Neither the Company, the Wedgwood Business Interests nor any of its directors, officers or employees has breached in a material respect any of the responsibilities or obligations imposed upon such person as a fiduciary under Title I of ERISA with respect to any employee benefit plan or any terminated plan. No employee benefit plan which is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code has an accumulated funding deficiency (as defined in Section 302 of ERISA and
               Section 412 of the Code), whether or not waived. The Company and the Wedgwood Business Interests have made all required contributions under each employee pension benefit plan for all periods through and including the date hereof, or adequate accruals therefor have been provided. None of the existing or terminated employee pension benefit plans of the Company or the Wedgwood Business Interests are or was a defined benefit pension plan. The Company and the Wedgwood Business Interests have never been obligated to contribute to any employee pension benefit plan which is a multi-employer plan at any time on or after September 26, 1980. The Company and the Wedgwood Business Interests have no obligations to provide, and have made no payments in respect of, life or other insurance benefits or medical benefits to retired employees or former employees of the Company or the Wedgwood Business Interests. As used in this Agreement, the terms "employee benefit plan", "employee pension benefit plan" and "multi-employer plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA. Neither the Company, the Wedgwood Business Interests nor any of their employees is a party or subject to any union or collective bargaining agreement.

          (iii)The Company and the Wedgwood Business Interests are in full compliance with all applicable wage and hour laws with respect to its staff and temporary employees.

     2.16. Powers of Attorney and Suretyship.

     The Company has no powers of attorney outstanding or obligations or liabilities (absolute or contingent) as guarantor, surety, co-signor, endorser, co-maker, indemnitor or otherwise respecting the obligation of any person, corporation or other organization other than those given with respect to the Liens.

     2.17. Minutes and Stock Records.

     The Selling Stockholder(s) have delivered to Purchaser the originals or complete and correct copies of the minute books and stock records of the Company. Such items contain a materially complete and correct record of all proceedings and actions taken at all meetings of, and all actions taken by written consent by, the holders of capital stock and board of directors of the Company.

     2.18. Governmental Consents.

     To the best of the knowledge of Victor L. Lund, Paul Dendy, Mark Hall, and Teresa Waldroff Schedule 2.18 comprises a complete and correct list of all consents, approvals, orders and authorizations from, and all licenses, registrations, qualifications, designations, declarations and filings with, any federal, state, local or foreign governmental authority necessary to enable the Company and the Wedgwood Business Interests to continue to conduct its business immediately after the date hereof and the date of Closing in the same manner as it did immediately before the date hereof. All such consents and other items shown on Schedule 2.18 are in full force and effect and are held by the Company and the Wedgwood Business Interests as of the date hereof and as of the date of Closing. To the knowledge of Victor L. Lund, Paul Dendy, Mark Hall, and Teresa Waldroff, no other consents or other such items are required of the Company and the Wedgwood Business Interests (or Purchaser, as the sole stockholder of the Company) in connection with this Agreement or the consummation of the transactions contemplated by this Agreement.

     2.19. Brokers and Finders.

     Neither the Company, the Wedgwood Business Interests, nor the Selling Stockholder(s) have retained or dealt with any broker, finder or investment banker in connection with this Agreement or the transactions contemplated by this Agreement which will be owed a fee of any kind upon the closing of this Agreement.

     2.20. Accuracy of Documents and Other Information.

     All instruments, agreements, other documents and written information delivered or to be delivered to Purchaser by the Selling Stockholder(s), the Company or the Wedgwood Business Interests in connection with the transactions contemplated by this Agreement are complete and correct in all material respects. There is no fact which, to the best of the knowledge of Victor L. Lund, Paul Dendy, Mark Hall, and Teresa Waldroff, materially and adversely affects the financial position, assets, liabilities, results of operations or business of the Company or the Wedgwood Business Interests which have not been expressly and fully set forth in this Agreement or the schedules furnished to Purchaser pursuant to this Agreement.

     2.21. Real Estate

     To the best of the knowledge of Victor L. Lund, Paul Dendy, Mark Hall, and Teresa Waldroff, all real estate that is part of the Wedgwood Business Interests (the "Real Estate") are free and clear of any material:

          (i) liens or encumbrances except the Permitted Encumbrances as described on the attached Schedule 2.21;

          (ii) environmentally unsound, hazardous or substandard conditions (as defined or prescribed by federal and state laws, rules or regulations applicable to the Real Estate) or which would render the Wedgwood Business Interests liable under any such laws, rules or regulations;

          (iii)violations   of  any  laws,   statutes,   ordinances,   rules  or
               regulations with respect to the Real Estate;

          (iv) claims against any portion of the Real Estate for or on account of work done, materials furnished or utilities supplied to the Real Estate and with out any pay-back agreements, revenue bonds, utility debt service expenses or other charges or expenses applicable to the Real Estate;

          (v) condemnation proceedings, eminent domain proceedings or similar actions or proceedings now pending or threatened against the Real Estate;

          (vi) unpaid assessments for public or utility improvements against the Real Estate; and

          (vii)violation of any applicable building, zoning or other ordinances, resolutions, statutes or regulations of any government or governmental agency, including, but not limited to, environmental control agencies or the Insurance Board of Underwriters with respect to the operation, use, maintenance, condition or operation of the Real Estate or any part thereof, or requiring any repairs or alterations to the Real Estate or any portion thereof.

     In addition, to the best of the knowledge of Victor L. Lund, Paul Dendy, Mark Hall, and Teresa Waldroff, the Selling Stockholder(s) and/or the Wedgwood Business Interests have good and indefeasible fee simple record or leasehold title to the Real Estate with no outstanding agreements of sale, or any options, liens or other rights of third parties to acquire any interest therein, subject only to the Permitted Encumbrances and utilities are adequate to service the Real Estate.

3.   REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PURCHASER SHARES.

     Each of the Selling Stockholder(s) hereby represents, warrants, and covenants to Purchaser that:

     3.1. Investment Experience and Economic Risk.

     Each of the Selling Stockholder(s), with their purchaser representatives, if any, have knowledge and experience in financial or business matters, including unregistered and restricted securities, and is capable of evaluating the merits and risks of an investment in the Purchaser Shares or is financially able to bear the economic risk of his or her investment in the Purchaser Shares or he or she is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act of 1933 and has the capacity to protect his or her interests in connection with such investment.

     3.2. Access to Information.

     Each of the Selling Stockholder(s) has received all information he or she considers necessary or appropriate for deciding whether to acquire the Purchaser Shares specifically including those documents listed on the attached Schedule
3.2. Each of the Selling Stockholder(s) further represents that he or she has had an opportunity to review any documents of Purchaser on file with the SEC and to ask questions of and receive answers from Purchaser and its officers regarding the business, financial affairs and other aspects of Purchaser, and has further had the opportunity to obtain any other information which he or she deems necessary to evaluate the investment or to verify the accuracy of information otherwise provided. Notwithstanding this provision and the due diligence of the Selling Stockholder(s), the Selling Stockholder(s) may continue to rely upon all of the representations and warranties of Purchaser contained in this Agreement.

     3.3. Investment Representation.

     Each of the Selling Stockholder(s) acknowledges that he or she is aware that the Purchaser Shares have not been registered under the Act or qualified under any state securities laws, in reliance, in part, on the representations and warranties of the Selling Stockholder(s) in this Agreement. The Purchaser Shares are acquired by such Selling Stockholder(s) for investment purposes only for his or her own account and not for sale or with a view to distribution of all or part of the Purchaser Shares.

     3.4. Restricted Securities.

     Each of the Selling Stockholder(s) understands that the Purchaser Shares purchased by him or her hereunder are characterized as "restricted securities" under the federal securities laws inasmuch as they are acquired from Purchaser in a transaction not involving a public offering and that under such laws and applicable regulations, such securities may not be resold without registration under the Act except in certain limited circumstances, and that otherwise the Purchaser Shares must be held indefinitely. In this connection, each of the Selling Stockholder(s) represents that he or she is familiar with SEC Rule 144, as presently in effect, and the conditions which must be met in order for that Rule to be available for resale of "restricted securities."

     3.5. Further Limitations on Disposition.

     Without in any way limiting their representations set forth in this Agreement, each of the Selling Stockholder(s) further agrees not to make any disposition of all or any part of the Purchaser Shares unless and until:

          (i) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement and any applicable requirements of state securities laws; or

          (ii) In the case of any disposition of any of the Purchaser Shares pursuant to SEC Rule 144, in addition to the matters set forth in the previous paragraph, such Selling Stockholder(s) shall promptly forward to Purchaser a copy of the Form 144 as filed with the SEC with respect to such disposition and a letter from the executing broker indicating compliance with Rule 144. If SEC Rule 144 is amended or if the SEC's interpretations thereof in effect at the time of any disposition by such Selling Stockholder(s) of any of the Purchaser Shares has changed from its present interpretations thereof, such Selling Stockholder(s) shall provide Purchaser with such additional documents as it may require.

     3.6. Legends.

     It is understood that the certificates evidencing the Purchaser Shares shall bear the following legends:

               "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, transferred, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

          It is understood that the certificates evidencing the Purchaser Shares of Victor L. Lund, Paul Dendy, Mark Hall, and Teresa Waldroff shall bear the following additional legend:

               "These securities are security until earlier to occur of the registration of these securities or ________________, 1998 for the indemnifications and all other obligations of the holder named hereon pursuant to that certain Stock Purchase Agreement, dated as of ______________, 1996, which is on file with the Secretary of the Company."

4.   REPRESENTATIONS AND WARRANTIES OF PURCHASER & JIM GILLEY.

     In addition to any other representations, warranties, covenants and undertakings contained elsewhere in this Agreement, Purchaser and Jim Gilley ("Gilley") hereby make the following representations, warranties and covenants to the Selling Stockholder(s), all of which survive the Closing for a period of two years:

     4.1. Organization.

     Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has the full power and authority to own or lease its properties and to carry on its business as it is now being conducted. Purchaser has delivered to the Selling Stockholder(s) complete and correct copies of the articles of incorporation and bylaws of Purchaser as in effect on the date of this Agreement. No action has been taken by the board of directors of Purchaser to amend any such documents.

     4.2. Authorization.

     On or before Closing, Purchaser shall have taken all requisite corporate action to authorize the execution and delivery by Purchaser of this Agreement and the performance by Purchaser of its obligations hereunder. Purchaser has duly and validly executed and delivered this Agreement. This Agreement constitutes the valid, binding and enforceable obligation of Purchaser in accordance with its terms, subject to applicable bankruptcy laws.

     4.3. Capitalization.

     The authorized capital stock of Purchaser consists of twenty million (20,000,000) shares of common stock, $0.01 par value per share, of which three million four hundred forty-one thousand five hundred sixteen and one-half (3,441,516.50) shares of common stock are issued and outstanding (the "Common Stock") as of January 17, 1996 and not including the Purchaser Shares to be issued to the Selling Stockholder(s)), and ten million (10,000,000) shares of preferred stock, $0.10 par value per share, of which 33,679 shares of preferred stock are issued and outstanding (the "Preferred Stock"). The rights, privileges and preferences of the Common Stock are as stated in Purchaser's Certificate of Incorporation, as amended. The rights, privileges and preferences of the Preferred Stock are as stated in certificates of designations, preferences and rights of preferred stock as filed with the Nevada Secretary of State. When issued, sold and delivered to the Selling Stockholder(s), the Purchaser Shares will be duly and validly authorized and issued, fully paid and nonassessable, free and clear of all liens, security interests, pledges, agreements, claims, charges, options and encumbrances of any and every kind and nature whatsoever, except as set forth in this Agreement, and will have all the rights, privileges and preferences of the common stock of Purchaser.

     Other than the New Gilley Stock, the Purchaser Shares, the Common Stock and the Preferred Stock there are no outstanding options, warrants, scrip, preemptive rights or other subscription rights, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Purchaser except as shown on Schedule 4.3. Gilley owns no securities of Purchaser other than as disclosed in this Agreement and hereby irrevocably waives any and all rights to acquire any other shares or securities of Purchaser or any other interest in any such shares or securities existing prior to Closing.

     4.4. Brokers and Finders.

     Purchaser has not retained any broker, finder or investment banker in connection with this Agreement or the transactions contemplated by this Agreement, except National Westminster Bank Plc, New York Branch, or its affiliates ("NatWest"). All fees to NatWest will be paid by Purchaser.

     4.5. Board Representation

     Purchaser shall, prior to Closing, have expanded its board of directors by three (3) members and will appoint Victor L. Lund, Mark Hall and Paul Dendy to those positions subject to the Closing of this Agreement. Victor L. Lund shall be a Class I director with an initial term of three (3) years with his term to expire at the annual meeting of stockholders in 1999 and Mark Hall and Paul Dendy shall be Class III directors with an initial term of one (1) year with their term to expire at the annual meeting of stockholders in 1997. Each director elected shall hold office until his successor shall be elected and shall qualify. At each applicable annual meeting of stockholders referred to above, directors elected to succeed those whose terms are then expiring shall be elected for a full term of office expiring at the third succeeding annual meeting of stockholders after their election.

     4.6. Continued Operations

     Purchaser agrees to i) continue to operate its business in the ordinary course, other than as disclosed in this Agreement, and ii) not to do anything which would materially and negatively affect, alter, or change its current financial condition.

     4.7. Liability Release

     At or prior to the Closing, Purchaser shall request that Victor L. Lund be released from the Liens. In the event Victor L. Lund is not released from any such liability, Purchaser shall assume, indemnify and hold Victor L. Lund harmless from all such liability from which he has not been released.

     4.8. Compliance with Law and Other Instruments.

     The Purchaser is not in material violation of any term of its charter documents or bylaws. To the best of the Purchaser's knowledge after due inquiry, the Purchaser is not in violation of any material term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, decree, order, statute, law, rule or regulation applicable to it or its properties. The execution, delivery and performance of, and compliance with this Agreement by the Purchaser, and the consummation of the transactions contemplated herein, have not resulted and will not result in any such violation or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Purchaser.

     4.9. Financial Statements.

          (i) The balance sheet of the Purchaser at September 30, 1995 and the related statements of income for the nine months then ended (the "Purchaser Interim Financials") have been provided to a representative of the Selling Stockholder(s). The Purchaser Interim Financials (a) have been prepared in accordance with the books and records of the Purchaser; (b) fairly present the financial position of the Purchaser, as of the date indicated therein and the results of operations for the periods indicated therein; and (c) have been prepared in accordance with generally accepted accounting principles consistently applied. The assets shown on the balance sheet of the Purchaser, included in the Purchaser Interim Financials (the "Purchaser Interim Balance Sheet") were owned by the Purchaser, as of such date free and clear of any liens or encumbrances (other than those reflected on such balance sheet) and constituted all of the assets used in the business of the Purchaser. As of the date hereof and as of the date of Closing, the assets of the Purchaser are used in their operations free and clear of any liens or encumbrances, except liens and encumbrances shown on the Purchaser Interim Balance Sheet. The Purchaser Interim Cash shall mean the aggregate amount of cash, cash equivalents and marketable securities of the Purchaser (valued at the lower of cost or market value) as shown on the Purchaser Interim Balance Sheet.

          (ii) The Purchaser shall use its best efforts to update the Purchaser Interim Financials through Closing and the Purchaser Balance Sheet as of Closing in accordance with generally accepted accounting principles, prepared on an accrual basis and including all appropriate accruals for liabilities or expenses (such balance sheet and income statement as so updated, is hereinafter referred to as the "Purchaser Closing Balance Sheet" and the "Purchaser Closing Financials"). The Purchaser Closing Cash, which shall mean the aggregate amount of cash, cash equivalents and marketable securities of the Purchaser (valued at the lower of cost or market value) as shown on the Purchaser Closing Balance Sheet. The chief financial officer of the Purchaser will certify that the Purchaser Closing Balance Sheet and the Purchaser Closing Financials are materially correct.

          (iii)The Purchaser Closing Balance Sheet, and the Purchaser Closing Financials will not materially vary, to the negative, from the Purchaser Interim Balance Sheet and the Purchaser Interim Financials, adjusted for comparable periods.

     4.10. Absence of Undisclosed Liabilities.

     Unless covered by applicable insurance, and except as otherwise set forth in this Agreement, Schedule 4.10 or the published financial statements and footnotes of Purchaser, the Purchaser has no obligations or liabilities of any nature, whether absolute, accrued, contingent or otherwise, whether liquidated or unliquidated, and whether now due or to become due, which, individually or in the aggregate, would have a material adverse effect on the financial condition of the Purchaser. As of the date hereof and as of the date of Closing, the Purchaser have no material accounts payable which are unpaid after their due date.

     4.11. Tax Returns and Payments.

          (i) All federal, state, local and foreign tax returns and reports required to be filed by the Purchaser have been filed, when due or as extended, with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, and to the best knowledge of the Purchaser such returns were prepared in accordance with all applicable laws and regulations;

          (ii) to the best of the knowledge of Purchaser, all federal, state, local and foreign income, profits, gross receipts, net worth, capital, franchise, sales, use, employment, occupation, property, premium, excise and other taxes (including interest and penalties) due or claimed by appropriate tax authorities to be due from the Purchaser (a) have been fully paid or provided for on the books of the Purchaser, or (b) are being contested in good faith by appropriate proceedings and are not material;

          (iii)no issues have been raised (and are pending) by the Internal Revenue Service or any other taxing authority in connection with any of the returns and reports referred to in the foregoing clause (i) which, if adversely determined, would have a material adverse effect on the financial condition of the Purchaser;

          (iv) no waivers of statutes of limitations have been given or requested with respect to the Purchaser;

          (v) no election has been made, or consent given, under Section 341(f) of the Internal Revenue Code of 1986, as amended;

          (vi) the federal income tax returns of the Purchaser have not been audited by the Internal Revenue Service, except that the consolidated tax return for the year ended 12/31/93 is currently under examination by the Internal Revenue Service; and

          (vii)the Purchaser has made available for inspection to the Selling Stockholder(s) complete and correct copies of federal income tax returns for the Purchaser for the last three fiscal years.

     4.12 Absence of Certain Changes and Events.

     Except as shown on Schedule 4.12 and as set forth herein, between September 30, 1995 and the Closing there has not been and there will not be:

          (i) any transaction entered into by the Purchaser other than in the ordinary course of business or any material adverse change in the condition (financial or otherwise), earnings, assets, liabilities, prospects or business of the Purchaser whether or not arising from transactions in the ordinary course;

          (ii) any declaration, payment or setting aside of any dividend or other distribution in respect of the capital stock of the Purchaser or any direct or indirect redemption, purchase or other acquisition by the Purchaser of any such stock or interest;

          (iii)any modification or rescission of, or waiver, except in the ordinary course of business, by the Purchaser (written or oral) of rights under any contract now existing relating to the Purchaser;

          (iv) any mortgage, pledge or imposition of any security interest, claim, encumbrance or other restriction on, or any sale or other disposition (other than in the ordinary course of business) of, any assets of the Purchaser, tangible or intangible;

          (v) any change in accounting practice or any new method of accounting introduced in respect of the business of the Purchaser or any of its assets, properties or rights;

          (vi) any change in the policies or practices of the Purchaser regarding the timely discharge of accounts payable and other obligations;

          (vii)any cancellation or release of any debt or other obligation owed the Purchaser, or of any claim held by the Purchaser, except in the ordinary course of business;

          (viii) any borrowing by the Purchaser or any incurrence by the Purchaser of any obligation or liability (absolute or contingent), except for current liabilities incurred, and obligations under acquisition contracts and construction and permanent financing in the ordinary course of business for new assisted living projects and specifically including bond financing to be arranged by MMR Investment Bankers, Inc. and secured by Purchaser's projects in Denison, Texas and Muskogee, Oklahoma; or

          (ix) any new liens created or allowed to be created on material assets of the Purchaser except as discussed above.

     4.13. Trademarks, Trade Names, Copyrights, Etc.

     The Purchaser (i) owns or has the right to use, free and clear of all liens, claims and restrictions, all patents, trademarks, trade names, service marks, copyrights, trade secrets, know-how, inventions, designs, processes and technical data, licenses with respect to the foregoing, and other proprietary rights of any nature relating to or used in its business, or used or useful in promoting such business, in the manner in which such business has been or is being conducted (hereinafter, "Purchaser Business Property"), without, to the knowledge of the Purchaser, infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing, and (ii) are free of any obligation or liability whatsoever to make any payment by way of royalties, fees or otherwise to any person with respect to the use of Business Property. To the knowledge of the Purchaser, there has not been any infringement or unauthorized use by any third party of any of the Purchaser Business Property.

     4.14. Material Litigation and Other Proceedings.

     Unless  covered by  applicable  insurance,  and except as shown on Schedule
4.14 or as disclosed in its published financial statements and footnotes, the Purchaser is not a party to any pending or, to the knowledge of the Purchaser, threatened action, suit, proceeding or investigation in or by any court or governmental board, commission, agency, department or office, or before any arbitrator, in the United States or elsewhere (nor, to the knowledge of the Purchaser, is there any reasonable basis therefor), arising or claimed to arise from actions or inactions of the Purchaser.

     4.15. Minutes and Stock Records.

     The Purchaser has made available for inspection to the Selling Stockholder(s) the originals or complete and correct copies of the minute books of the Purchaser. Purchaser shall provide to the Selling Stockholder(s) any minutes of Purchaser that are completed or approved subsequent to execution of this Agreement and prior to Closing. Such items contain a materially complete and correct record of all proceedings and actions taken at all meetings of, and all actions taken by written consent by, the holders of capital stock and board of directors of the Purchaser.

     4.16. Accuracy of Documents and Other Information.

     All instruments, agreements, other documents and written information delivered or to be delivered to the Selling Stockholder(s) by the Purchaser in connection with the transactions contemplated by this Agreement are complete and correct in all material respects. There is no fact which, to the knowledge of the Purchaser, materially and adversely affects the financial position, assets, liabilities, results of operations or business of the Purchaser which have not been expressly and fully set forth in this Agreement or the schedules furnished to Selling Stockholder(s) pursuant to this Agreement.

     4.17. Transactions Between Purchaser And The Gilley Group.

     Except for payroll and related grants of stock options in the normal course of business, Schedule 4.17 is a true and complete list if (I) all material transactions between Purchaser and the Gilley Group or any relativeor affiliate of the Gilley Group since September 30, 1995, which list includes amounts payable or receivable in connection with such transactions, and (ii ) all interests, direct or indirect, of the Gilley Group and all realtivesand affiliates of the Gilley Group and any corporation, partnership, firm or associationwhich is a competitorof the Company or the Wedgwood Business Interests, except for ownership interests in companies whose shares are traded on a national exchange or the NASDAQ or OTC markets and in which the Gilley Group and their immediate relatives (consisting of siblings, parents, grandparents, children and grandchildren) and affiliates own no more that 1% of the outstanding shares. Except as described in Schedule 4.17 and for payroll in the normal course of business, (i) Purchaser is not indebted to the Gilley Group or any of their affiliates or relatives other than in respect of salaries for periods not exceeding the normal monthly or semi-monthly payroll period, or for amounts due in respect of ordinary travel and business expenses and employee benefit plans referred to in this Agreement, and (ii) neither the Gilley Group nor any of their relatives or affiliates is indebted to Purchaser.

     4.18. Purchaser Personnel, Compensation and Benefit Plans.

          (i)  To  the   knowledge  of  Purchaser   all  of  the  personnel  and
               compensation agreements, plans and programs of Purchaser are described on Schedule 4.18, and except as disclosed thereon, comply with applicable law, including, without limitation, the reporting, disclosure and other requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any liability therefor is appropriately reflected in the Purchaser Interim Balance Sheet and the Purchaser Closing Balance Sheet. Purchaser has not engaged in a transaction which would subject it to any tax, penalty or liability for prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, as amended (the "Code"). Neither Purchaser nor any of its directors, officers or employees has breached in a material respect any of the responsibilities or obligations imposed upon such person as a fiduciary under Title I of ERISA with respect to any employee benefit plan or any terminated plan. No employee benefit plan which is subject to
               Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code has an accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived. Purchaser has made all required contributions under each employee pension benefit plan for all periods through and including the date hereof, or adequate accruals therefor have been provided. None of the existing or terminated employee pension benefit plans of Purchaser is or was a defined benefit pension plan. Purchaser has never been obligated to contribute to any employee pension benefit plan which is a multi-employer plan at any time on or after September 26, 1980. Purchaser has no obligations to provide, and have made no payments in respect of, life or other insurance benefits or medical benefits to retired employees or former employees of Purchaser. As used in this Agreement, the terms "employee benefit plan", "employee pension benefit plan" and "multi-employer plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA. Neither Purchaser nor any of their employees is a party or subject to any union or collective bargaining agreement.

          (ii) Purchaser is in full compliance with all applicable wage and hour laws with respect to its staff and temporary employees.

     4.19. Insurance and Banking Facilities.

     Schedule 4.19 comprises a complete and correct list of (i) all contracts of insurance and indemnity of or relating to Purchaser in force at the date of this Agreement (including name of insurer or indemnitor, agent, annual premium, coverage and expiration date), and Purchaser has delivered to the Selling Stockholder(s) complete and correct copies of all such contracts, (ii) the names and locations of all banks in which Purchaser has accounts, and (iii) the names of all persons authorized to draw on such accounts. All premiums and other payments due with respect to all such contracts of insurance and indemnity have been paid, and to the knowledge of Purchaser there is no act or failure to act that has caused or might cause any such contract to be cancelled or terminated. All notices have been given, all known claims have been presented and all other required or appropriate action with respect to such contracts has been taken by Purchaser in a due and timely fashion. Purchaser shall not make any reductions in such insurance coverage prior to Closing.

     4.20. Access to Information.

     Purchaser has received all information it considers necessary or appropriate for deciding whether to acquire the Shares or the Wedgwood Business Interests. Each of the Selling Stockholder(s) further represents that it has had an opportunity to ask questions of and receive answers from the Company and its officers and each of the Selling Stockholder(s) regarding the business, financial affairs and other aspects of the Company and the Wedgwood Business Interests, and has further had the opportunity to obtain any other information which it deems necessary to evaluate the investment or to verify the accuracy of information otherwise provided. Notwithstanding this provision and the due diligence of Purchaser, Purchaser may continue to rely upon all of the representations and warranties of the Selling Stockholder(s).

5.   COVENANTS OF PURCHASER AND THE SELLING STOCKHOLDER(S).

     5.1. Agreement Not to Compete.

          (i) Victor L. Lund, Paul Dendy, Mark Hall, and Teresa Waldroff covenant and agree that, without the prior written consent of Purchaser or its successors, for a period commencing on the date of Closing and ending three years following Closing, such Selling Stockholder(s) shall not, directly or indirectly, individually or together or through any affiliate or other firm, person, corporation or entity, except as required in the performance of his or her duties, if any, as an employee or consultant of Purchaser or its affiliates (1) engage in or acquire any interest in any business competitive with that conducted by the Purchaser or any of its affiliates, franchises, successors or assigns which are engaged in the full service retirement center or assisted living business, including Alzheimer's care, (collectively for purposes of this Section 5, the "Purchaser Companies"), in any state or foreign country (except that such Selling Stockholder(s) may acquire interests in companies whose shares are traded on a national exchange or the NASDAQ or OTC markets and in which such Selling Stockholder(s) and his or her immediate relatives (consisting of siblings, parents, grandparents, children and grandchildren) and affiliates own no more that 1% of the outstanding shares), (2) approach, solicit, accept business from or otherwise engage in business in any competitive way with, any person or entity which is, has been or becomes, a customer or client of the Purchaser Companies, or any affiliate of such a person or entity, (3) approach, counsel or attempt to induce any person who is then in the employ of any of the Purchaser Companies to leave the employ of the Purchaser Companies, or employ or attempt to employ any such person or any person who at any time during the preceding 24 months was in the employ of the Purchaser Companies, or (4) aid or counsel any other person, firm or corporation to do any of the above. Notwithstanding this paragraph, the Selling Stockholder(s) may engage in the full service retirement center or assisted living business, including Alzheimer's care, following termination of his or her employment by the Purchaser in the Portland, Oregon metropolitan area (or the Dallas, Texas metropolitan area if he or she has relocated to the Dallas, Texas metropolitan area) which is greater than 5 miles from any facility operated or publicly announced by any of the Purchaser Companies and 25 miles for any area outside of the Portland, Oregon (or Dallas, Texas) metropolitan area.

          (ii) Each of the Selling Stockholder(s) further agrees that he or she will not at any time from and after the date of Closing (1) except during his or her engagement by Purchaser or its affiliates as an employee or consultant, indicate on any stationery, business card or advertising, solicitation or other business materials that he or she is or was formerly associated with the Purchaser or any affiliate thereof (provided that any factual statement on resumes or other similar reference material shall not be deemed to violate this provision), or (2) disclose, furnish or make accessible to any person, or make use of, any confidential information obtained by such Selling Stockholder(s) while he or she was the owner of any of the Shares or while he or she was in the employ of the Purchaser or its affiliates as an employee or consultant, including, without limitation, information with respect to any designs, procedures, customers, clients, advertising, finances, financial condition, organization, personnel, business activities, budgets, plans, objectives or strategies which are proprietary to the Purchaser Companies; provided, however, that he or she may disclose such information as may be required by law in connection with any judicial or administrative proceeding or inquiry.

          (iii)In view of the position of confidence which the Selling Stockholder(s) have enjoyed as stockholders of the Company, and recognizing both the access to confidential financial and other information derived by the Selling Stockholder(s) pursuant to their employment with the Company and the substantial sums to be paid to them pursuant to the terms hereof, the Selling Stockholder(s) expressly acknowledge that the agreement not to compete and related restrictive covenants set forth in this
               Section 5.1 are reasonable and necessary in order to protect and maintain the proprietary interests and other legitimate business interests of the Purchaser Companies and that the enforcement of such agreement not to compete and related restrictive covenants would not prevent them from earning a livelihood. The Selling Stockholder(s) further acknowledge: (a) that it would be difficult to calculate damages to Purchaser from any breach by them of their obligations under this Section 5.1, (b) that injury to Purchaser from any such breach would be irreparable and impossible to measure and (c) that the remedy at law for any breach or threatened breach of this Section 5.1 would therefore be an inadequate remedy and, accordingly, that Purchaser shall, in addition to all other available remedies (including, without limitation, seeking such damages as it can show it has sustained by reason of such breach), be entitled to injunctive and other similar equitable remedies without proving or showing any actual damage sustained.

          (iv) In the event the provisions of this Section 5.1 should ever be deemed to exceed the time or geographic limitations permitted by applicable law, then such provisions shall be reformed to the maximum time or geographic limitations permitted by applicable law. The covenants contained in Section 5.1(i) shall be construed as a series of separate covenants, one for each month of each year and for each county and for each state of the United States encompassed by the covenants contained in Section 5.1(i). In the event that any one or more of such covenants shall for any reason be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not have any effect on any other such separate covenant, but such other covenants shall be construed as if the invalid or unenforceable covenant had never been contained in Section 5.l(i).

     5.2. Selling Stockholder(s) Indemnification

          (i) Subject to the terms and provisions of this Section 5.2, the Selling Stockholder(s) shall jointly and severally, to the extent of their interest in the Purchaser Shares, indemnify and hold Purchaser and the Company harmless from and against and in respect of any and all liabilities, losses, damages, settlements, claims, costs and expenses, including but not limited to reasonable attorneys' fees, and any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses incidental to the foregoing ("Losses"):

               (a) resulting from or arising out of the inaccuracy in any material respect of any representation or warranty, or the breach of any covenant or other agreement of the Selling Stockholder(s) contained in this Agreement or resulting from or arising out of any action, suit or proceeding instituted by any person and based on an allegation or assertion which, if true, would constitute such an inaccuracy or breach; or

               (b)  resulting  from  or  arising  out of the  activities  of the
                    Company or the Selling Stockholder(s) prior to Closing, except for the Liens, and specifically including any liability relating to the "Key Employee Participation Program".

          (ii) Purchaser shall give notice to the Selling Stockholder(s) in the event it becomes aware of any litigation, claim or other item as to which an indemnification obligation may arise under this
               Section 5.2.

          (iii)Subject to paragraph 3.6(ii) of this Agreement, the Purchaser Shares are security for the these indemnifications of the Selling Stockholder(s) to Purchaser, and all other obligations of the Selling Stockholder(s) to Purchaser, for a period until the earlier to occur of the registration of the Purchaser Shares for such Selling Stockholder(s) or two years following the Closing. This Agreement is also intended to be a security agreement and financing statement. The address of the Selling Stockholder(s) (Debtor) and the address of Purchaser (Secured Party) are as set forth for notice in Section 6.4 below. A carbon, photographic or other reproduction of this Agreement or of a financing statement pursuant hereto is sufficient as a financing statement.

     5.3. Release of Claims.

     Except i) as set forth in Schedule 5.3, ii) reasonable loans secured by Wedgwood Business Interests which were reasonably required and were made following execution of this Agreement and prior to Closing, and iii) to the extent the Company or Purchaser is to discharge any debt, liability or obligation under the provisions of this Agreement or the heretoeach of the Selling Stockholder(s) by the Company, the Wedgwood Business Interests or any of their respective agents or affiliates, excluding Purchaser. Such release will have no impact on any claim by the Selling Stockholder(s) against Purchaser relating to this Agreement.

     5.4. Further Assurances.

     The Selling Stockholder(s) agrees that they will from time to time, at the request of Purchaser and without further consideration, execute and deliver such other instruments of conveyance, assignment and transfer and take such other actions as Purchaser may reasonably request in order more effectively to convey, assign, transfer to and vest in Purchaser the Shares, and to convey, assign, transfer to and vest in the Company and Purchaser the ownership or exclusive rights to the Business Property and to the Wedgwood Business Interests.

     5.5. Continued Operations

     The Selling Stockholders and the Company agree to i) continue to operate the Company and the Wedgwood Business Interests in the ordinary course of business prior to the Closing, ii) make all necessary repairs and replacements to the Wedgwood Business Interests prior to the Closing, and iii) not dispose of any of the Wedgwood Business Interests, or personal property used at the Wedgwood Business Interests, unless the same is replaced by property of equal or greater value.

     5.6. Security for Obligations

     Subject to paragraph 3.6(ii) of this Agreement, the Selling Stockholder(s) agree that the Purchaser Shares shall be pledged as security for the obligations of the Selling Stockholder(s) under this Agreement. At Closing the Selling Stockholder(s) will execute a pledge, security agreement and such other documents reasonably necessary, in favor of Purchaser, to effectuate the intent of this provision.

     5.7. Stockholder Proxy Assistance

     Victor L. Lund, Paul Dendy, Mark Hall, and Teresa Waldroff agree to use their best efforts in a timely fashion to assist the Purchaser in its preparation of a proxy for the shareholders of the Purchaser regarding this transaction including, but not limited to, responding to a personal background questionnaire and providing a business related biographical for each of the Selling Stockholder(s).

     5.8. Landlord Approvals and Lender Approvals

     Victor L. Lund, Paul Dendy, Mark Hall, and Teresa Waldroff agree to use their best efforts in a timely fashion to obtain the written approvals, in a form reasonably acceptable to Purchaser, of any landlords, lenders, etc. pursuant to leases, loans or other agreements required for Purchaser to acquire the Wedgwood Business Interests (the "Landlord Approvals and Lender Approvals") and as more particularly described on the attached Schedule 5.8, to keep Purchaser fully informed on the progress of their requests and to provide a copy to Purchaser of all correspondence regarding same.

     Purchaser agrees to assist Victor L. Lund, Paul Dendy, Mark Hall, and Teresa Waldroff in their efforts to obtain the Landlord Approvals and Lender Approvals. Purchaser will comply with all reasonable requirements by lenders, landlords, etc. to obtain the Landlord Approvals and Lender Approvals. If such requirements are unreasonable Purchaser and Victor L. Lund, Paul Dendy, Mark Hall, and Teresa Waldroff will execute an Alternate Agreement if reasonably possible.

     5.9. Purchaser Indemnification

          (i) Subject to the terms and provisions of this Section 5.9, the Purchaser shall indemnify and hold the Selling Stockholder(s) harmless from and against and in respect of any and all liabilities, losses, damages, settlements, claims, costs and expenses, including but not limited to reasonable attorneys' fees, and any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses resulting from or arising out of the inaccuracy in any material respect of any representation or warranty, or the breach of any covenant or other agreement of Purchaser contained in this Agreement or resulting from or arising out of any action, suit or proceeding instituted by any person and based on an allegation or assertion which, if true, would constitute such an inaccuracy or breach. In addition, Purchaser shall indemnify and hold the Selling Stockholder(s) for any claims filed by other owners of Wedgwood Business Interests, besides the Selling Stockholder(s), for any misleading, false, or undisclosed facts or information relating to the materials or documents Selling Stockholder(s) received from Purchaser and forwarded.

          (ii) The Selling Stockholder(s) shall give notice to Purchaser in the event any of them become aware of any litigation, claim or other item as to which an indemnification obligation may arise under this Section 5.9.

          (iii)The address of the Selling Stockholder(s) and the address of Purchaser are as set forth for notice in Section 6.4 below.

6.   MISCELLANEOUS.

     6.1. Expenses.

     Purchaser shall pay its own costs and expenses, and the Selling Stockholder(s) shall pay his or her own costs and expenses (and those of the Company and the Wedgwood Business Interests, if any) relating to this Agreement, the negotiations leading up to this Agreement and the performance of this Agreement.

     6.2. Entire Agreement.

     This Agreement and the exhibits, schedules and other documents delivered pursuant to this Agreement, contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respect that subject matter. Attached hereto is listing entitled Med Resources/Wedgwood Stock Purchase Agreement Schedule Preparation And Status Report (the "Status Report"). All schedules not completed upon the execution of this Agreement will be completed, or updated if applicable, as soon as reasonably possible by the suggested preparer, as indicated on the Status Report, and shall be reasonably approved by all of the parties to this Agreement.

     6.3. Governing Law.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas and venue for any action in a court of law respecting this agreement will be in Dallas County, Texas.

     6.4. Notices.

     All notices, requests, demands, and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery, if delivered to the persons identified below, or two days after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

            If to Purchaser, to:

                    Medical Resource Companies of America
                    4265 Kellway Circle
                    Addison, TX 75244
                    Attn:  Mark E. Bennett

            If to The Selling Stockholder(s), to:

                    Wedgwood Retirement Inns, Inc.
                    816 N.E. Eighty-seventh Avenue
                    Vancouver, Washington 98664
                    Attn:  Victor L. Lund

     Such persons and addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section.

     6.5. Severability.

     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     6.6. Survival of Representations, Warranties and Covenants.

     All representations, warranties, covenants and agreements contained in this Agreement, including the schedules and other documents delivered pursuant to this Agreement, shall survive the execution and delivery of this Agreement for a period of two (2) years, regardless of any investigation heretofore or hereafter made by or on behalf of any of the parties hereto.

     6.7. Waiver, Amendment.

     No waiver of any term or condition contained in this Agreement and no purported amendment of this Agreement shall be effective unless it is signed by the party against whom enforcement of such waiver or amendment is sought. The waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of any other breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

     6.8. Disclosure.

     The Selling Stockholder(s) will not, without the prior written consent of Purchaser, disclose any of the terms or provisions of this Agreement, except i) to members of his or her immediate family, his or her attorneys, accountants and professional advisors, ii) as required by law in connection with any judicial or administrative proceeding or inquiry, iii) as reasonably necessary to obtain the ownership interests of others in the Wedgwood Business Interests, and iv) as reasonably necessary to obtain the Landlord Approvals and Lender Approvals.

     6.9. Assignment.

     This Agreement shall inure to the benefit of, and be binding upon, the respective successors, heirs, personal representatives and assigns of the parties hereto, provided, however, that, no assignment may be made by either party without the prior written consent of other party, however, such permission shall not be unreasonably withheld.

     6.10. No Third Party Rights.

     This Agreement is made for the benefit of the parties hereto and their successors and permitted assigns as provided in Section 6.9, and neither this Agreement nor any provision hereof shall be construed or deemed to give rise to rights in any other person.

     6.11. Counterparts.

     This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     6.12. Headings, Gender.

     The section headings in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. Gender references in this Agreement shall be deemed to include the masculine, feminine and neuter, as the context may require.

     6.13. Construction

     Singular terms herein shall be deemed to include the plural and plural terms shall be deemed to include the singular as the context requires. In construing this Agreement: (i) no consideration shall be given to the identity of the party drafting this Agreement, it being acknowledged that this Agreement was negotiated at arms length in detail by the attorneys for all the parties hereto and was jointly drafted by all parties; (ii) no consideration shall be given to the fact that a phrase in one portion of this Agreement differs in language from a phrase in a different portion of the Agreement, and each such phrase shall be construed independently, based upon the plain meaning of the words contained therein (except to the extent that defined terms or terminology recognized by a particular industry is employed, in which event the definition given herein or by such industry shall apply).

     6.14. Additional Documents

     The Selling Stockholder(s) agree, upon demand, to do any act or execute any additional documents as may be reasonably required by Purchaser to effect the intent of this Agreement, more fully evidence and perfect the rights, titles, liens and security interests herein created or intended to be created and to protect the rights, remedies, power and privileges of Purchaser.

     6.15. Attorney's Fees

     If any legal action is brought by either of the parties, the party in whose favor final judgment is entered shall be entitled to recover reasonable attorney's fees from the other party in addition to any other relief that may be awarded.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the first paragraph of this Agreement.

                              /s/ Victor L. Lund
                              ----------------------
                              Victor L. Lund

                              /s/ Paul Dendy
                              ----------------------
                              Paul Dendy

                              /s/ Mark Hall
                              ----------------------
                              Mark Hall

                              /s/ Frank R. Reeves
                              ----------------------
                              Frank R. Reeves

                              /s/ Doris Thornsbury
                              ----------------------
                              Doris Thornsbury

                              /s/ Teresa Waldroff
                              ----------------------
                              Teresa Waldroff


                                          WEDGWOOD RETIREMENT INNS, INC.


                                            By:___________________________
                                            Name:_________________________
                                            Title:________________________


                                          MEDICAL RESOURCE COMPANIES OF AMERICA


                                            By:___________________________
                                            Name:_________________________
                                            Title:________________________

                                    EXHIBIT A

                        CONSTRUCTION MANAGEMENT AGREEMENT

     CONSTRUCTION MANAGEMENT AGREEMENT dated as of April 1, 1996, by and between Medical Resource Companies of America, a Nevada corporation (the "Company"), and Victor L. Lund ("Manager").

                               W I T N E S S E T H


     WHEREAS, pursuant to the Stock Purchase Agreement (the "Stock Purchase Agreement") dated April 1, 1996 by and between the Company, Manager and Wedgwood Retirement Inns, Inc. ("Wedgwood"), Manager has agreed, among other things, to sell to the Company all of the issued and outstanding shares of capital stock owned by him of Wedgwood;

     WHEREAS, Manager has served as an officer of Wedgwood and, under the leadership of Manager, Wedgwood has developed full service retirement centers and assisted living facilities, including Alzheimer's care (the "Assisted Living Facilities");

     WHEREAS, the Company deems the continued availability of Manager to develop Assisted Living Facilities for the Company and its affiliates to be vitally important to the continued success of such companies;

     WHEREAS, without Manager's agreement to perform the services hereinafter set forth, the Company would not have agreed to enter into the Stock Purchase Agreement or to consummate the transactions described therein; and

     WHEREAS, the parties hereto wish to enter into an agreement providing for Manager's service as hereinafter set forth;

     NOW, THEREFORE, in consideration of the execution of the Stock Purchase Agreement and the consummation of the transactions described therein and the mutual covenants herein contained, the parties hereto agree as follows:

     1.   Service to the Company and its affiliates as a Construction Manager.

          (a) During the period commencing upon the closing of the Stock Purchase Agreement, and ending three (3) years thereafter, the Company agrees to engage Manager, and Manager agrees to serve the Company and its affiliates, as a construction manager. The term of this Agreement may be extended or renewed at any time by a mutual written agreement entered into by the parties.

                                 Exhibit A - 1

          (b) Manager shall faithfully and to the best of his ability, experience and talent, carry out his responsibilities and duties hereunder. Manager agrees to oversee the construction for the Company, or an affiliate of the Company, Assisted Living Facilities as listed on the attached Exhibit "A1" in 1996 and an estimated six (6) Assisted Living Facilities in 1997 and ten (10) Assisited Living Facilities in 1998 (the "Projects"). So long as Manager is not in breach of any material provision of this Agreement or the Stock Purchase Agreement Manager shall have the right of first refusal, for a period of two (2) weeks following receipt of written notice, to oversee th construction of all Assisted Living Facilities of the Company in 1997 and 1998 until Manager has agreed to oversee six (6) Projects in 1997 and six
               (6) Projects in 1998. Manager is not required to oversee the construction of any of the Assisted Living Facilities to be developed by the Company in 1997 and 1998. The Company agrees to develop the Projects subject to reasonably acceptable market conditions for such Assisted Living Facilities and the ability of the Company to obtain reasonably acceptable financing.

          (c) As consideration for performance of his services, the Company, or an affiliate of the Company, shall pay to Manager a development fee of $150,000, for each of the Projects successfully completed. So long as Manager is not in breach of any material provision of this Agreement or the Stock Purchase Agreement the Company will pay to Manager, on a monthly basis, the amount equal to the percentage of completion of each of the Projects multiplied times $100,000 ("Partial Payments") with the final $50,000 for each of the Projects payable upon receipt of a certificate of occupancy. The obligation of the Company for Partial Payments is hereby expressly stated to survive termination of this Agreement. Such payments shall not be subject to withholding of income tax or other normal employee deductions relating thereto; Manager shall not have the status of an employee of the Companies or any of its affiliates hereunder, but shall be an independent contractor in all respects.

          (d) As part of his services hereunder, Manager agrees that in his business dealings he will speak in harmonious terms of the Company and its affiliates and their management personnel and will otherwise use his best efforts to act in a manner so as to generate goodwill on behalf of the Company and its affiliates.

          (e) The Company shall directly pay or reimburse Manager, upon presentation of proper vouchers, for all reasonable business expenses relating to a Project except for travel to a Project and accounting services used by the Manager.

                                 Exhibit A - 2

          (f) During the term of this Agreement Manager may acquire, develop and own Assisted Living Facilities for his own benefit ("Other Facilities") to operate or to lease to others outside of the Non-Competition Zone (defined below), so long as the Manager executes and records for each of the Other Facilities developed a right of first refusal to the Company to lease or purchase that facility. The "Non-Competition Zone" is any location which is within 25 miles of any Assisted Living Facilities operated or publicly announced by any of the Company or one of its affiliates, except for the Portland, Oregon metropolitan area where 5 miles shall be substituted for 25 miles. The Company will assist Manager to finance the Other Facilities, but the Company itself has no obligation to provide Manager with such financing.

     2.   Termination.

     This Agreement and the obligations of the Company and Manager hereunder shall terminate (except as to such obligations as are expressly stated to survive such termination) only in the following events: (i) upon the death or permanent disability of Manager, (ii) the expiration of the term of Manager's service as consultant to the Company as provided in Section 1, or (iii) Manager's breach of any material provision of this Agreement or the Stock Purchase Agreement, including, without limitation, the non-competition covenants contained therein, and his failure to cure the same after thirty (30) days of receipt of written notice from the Company or one of its affiliates.

     3.   Miscellaneous.

          (a) Notices. All notices which a party is required or may desire to give to the other party under or in connection with this Agreement shall be sufficient when given by addressing the same to the other party as follows:

                                    If to the Company, to:

                                    Medical Resource Companies of America
                                    4265 Kellway Circle
                                    Addison, TX 75244
                                    Attn:  Mark E. Bennett

                                    If to Manager, to:

                                    Victor L. Lund
                                    816 N.E. Eighty-seventh Avenue
                                    Vancouver, Washington 98664

               or to such other place as may be designated in writing by like notice. Any notice shall be deemed to have been given if personally delivered or two days after mailing if mailed by certified or registered mail, postage prepaid, return receipt request, addressed as required herein.

                                 Exhibit A - 3

          (b) Assignment. This Agreement shall be binding upon and inure to the benefit of Manager and the Company, their successors and assigns. Manager may not, without the express written permission of the Company, assign or pledge any rights or obligations hereunder to any person, firm or corporation, however, Manager is specifically permitted to assign this Agreement to an entity that Manager controls. Such assignment shall be approved by the Manager in writing and shall specifically provide that Manager will be in material default of this Agreement if Manager ceases to control such entity.

          (c) Entire Agreement. This Agreement contains all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersedes any and all prior or contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, with respect to that subject matter.

          (d) Amendment. No amendment or modification of this Agreement shall be valid unless evidenced by a written instrument executed by the parties hereto. No waiver by the Company of any breach by Manager of any provision or condition of this Agreement shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time.

          (e) Severability. The provisions of this Agreement and the covenants herein contained shall be construed independently of each other, it being the express intent of the parties hereto that the obligations of, and restrictions on, the parties as provided herein shall be enforced and given effect to the fullest extent legally permissible.

          (f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

          (g) Headings. The section headings contained in this Agreement areinserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

          (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

          (i) Attorney's fees. If any legal action is brought by either of the parties, the party in whose favor final judgment is entered shall be entitled to recover reasonable attorney's fees from the other party in addition to any other relief that may be awarded.

                                 Exhibit A - 4

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                              MANAGER:
                              /s/ Victor L. Lund
                              ------------------------------
                              Victor L. Lund


                              MEDICAL RESOURCE COMPANIES OF AMERICA

                              By: /s/ James R. Gilley
                                  James R. Gilley
                                  President


                                 Exhibit A - 5

                                  EXHIBIT "A1"

                                THE 1996 PROJECTS
                                -----------------

Villa de la Rosa, Roswell, New Mexico

Sweetwater Springs, Lithia Springs, Georgia

Camelot Assisted Living, Harlingen, Texas

Oak Park, Clermont, Florida


                                 Exhibit A - 6

                                    EXHIBIT B

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT dated as of __________, 1996, by and between Medical Resource Companies of America, a Nevada corporation (the "Company"), and Paul Dendy ("Employee");

                              W I T N E S S E T H:

     WHEREAS, pursuant to the Stock Purchase Agreement dated _______________, 1996 by and between the Company, and Employee (the "Stock Purchase Agreement"), Employee has agreed, among other things, to sell to the Company all of his or her outstanding shares of capital stock of the Wedgwood Retirement Inns, Inc. ("Wedgwood");

     WHEREAS, Employee will be a highly valued employee of the Company whose qualifications are critical to the success of the Company and without whom the business of the Company would be irreparably harmed;

     WHEREAS, the Company desires to insure that the skills and experience of Employee will remain available to the Company and will not be used to compete against the Company;

     WHEREAS, without Employee's agreement to continue in the employ of the Company pursuant hereto, the Company would not have entered into the Stock Purchase Agreement or agreed to consummate the transactions contemplated thereby; and

     WHEREAS, the parties hereto wish to enter into an agreement providing for the continued employment of Employee by the Company;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained the parties hereto agree as follows:

     1. Employment. The Company agrees to continue to employ Employee, and Employee agrees to continue to serve the Company, upon the terms and conditions hereinafter set forth.

     2. Duties. During the term of this Agreement, Employee agrees to devote his or her full business time and his or her best efforts to the affairs of the Company. Employee shall render such executive, administrative and other duties as are commensurate with his or her title and as may be requested from time to time by the Board of Directors of the Company or Employee's immediate supervisor. Employee will be based out of the Portland, Oregon/Vancouver, Washington area unless otherwise agreed by Employee. The Company will provide, at its expense, reasonably adequate office space, staff and equipment to support Employee's duties.

                                 Exhibit B - 1

     3. Term. The term of Employee's employment hereunder shall commence upon the closing of the Stock Purchase Agreement, and shall end one (1) year thereafter, unless terminated prior thereto pursuant to Section 7 hereof. This Agreement shall be renewable for two(2) successive one
          (1) year periods as long as the parties hereto agree to the same for each period.

     4. Compensation and Benefits. In consideration of the services to be rendered by Employee during the Employment Period, Employee shall receive from the Company the following compensation:

          (a) Salary. Employee shall be compensated at an annual salary of $125,000 per year, payable in twenty-four equal semi-monthly installments. Salary amounts set forth above shall be reduced for income tax withholdings and other normal employee deductions relating thereto. Employee shall also be entitled to receive annual bonuses in accordance with the standard policy and procedures of the Company in effect from time to time with respect to employees at the executive level.

          (b)  Insurance. The Company shall provide life, medical and disability
               insurance  coverage  to  Employee   comparable  to  the  coverage
               provided to other executive employees of the Company.

          (c) Travel, Business and Entertainment Expenses. The Company shall reimburse Employee, upon presentation of proper vouchers, for the reasonable travel, entertainment and other business expenses incurred by him or her in the performance of his or her duties hereunder pursuant to the standard policy and procedures of the Company in effect from time to time with respect to employees at the executive level, unless adjusted by the written agreement of Employee and the Company.

          (d) Vacation & Sick Leave. Employee shall be entitled to paid vacation and sick leave each year in accordance with the standard policy and procedures of the Company in effect from time to time with respect to employees at the executive level. For 1996 the standard vacation policy and procedure is to allow ten (10) days per year with accrual of up to thirty (30) days for unused vacation. For 1996 the standard sick leave policy and procedure is to allow ten (10) days per year with accrual of up to thirty
               (30) days for unused sick leave.

          (e) Mileage & Automobile Allowance. The Company shall reimburse Employee, upon presentation of proper vouchers, on the mileage basis set by the Internal Revenue Service, for the reasonable travel, entertainment and other business mileage incurred by his in the performance of his duties hereunder, unless adjusted by the written agreement of Employee and the Company. If the Employee is involved in the operation and management of facilities, the Company shall continue to pay the Employee the automobile allowance paid to him which Employee had been receiving prior to the date of this Agreement, or an equivalent benefit, and Employee recognizes that such amount will be taxable income to him.

                                 Exhibit B - 2

          (f) Stock Options. Employee shall be granted a qualified employee stock option pursuant to the Company's Stock Option Plan. The option shall cover 10,000 shares of the common stock of the Company, one-third of which shall vest on each anniversary of this agreement, shall be granted as of the commencement date hereof, and shall have an exercise price equal to the closing sale price of the Company's Common Stock on the date hereof, as reported by the American Stock Exchange, and shall have a term of ten years (subject to earlier termination as provided in the option agreement) from the date of grant. Additional options will be granted on an annual basis at the discretion of the board of directors of the Company, or a committee of the board of directors of the Company. Such options shall continue to vest so long as Employee continues to be employed by the Company.

     5. Employee's Obligations. During the term of his or her employment hereunder, Employee shall faithfully, industriously and to the best of his or her ability, experience and talent, carry out his or her responsibilities and duties hereunder. Employee shall not during his or her employment hereunder engage, directly or indirectly, in any other material trade or business activity, whether or not such trade or business activity is pursued for gain, profit, or other advantage. Nothing in this Section 5 shall be construed to prohibit Empoyee from having business interests or investing his or her assets in such form or manner as he or she shall wish, so long as such investments or business interests do not materially impair Employee's ability to perform their obligations and duties to the Company, and so long as such business interests or investments do not give Employee the right or ability to control or influence the policy decisions of any business which is or might be in competition with any of the businesses of the Company or any of their affiliated companies or franchisees. Employee represents and warrants that he or she is in good health, and is not on the date of this Agreement a party to any agreement, contract or understanding, whether of employment or otherwise, which would in any way restrict him or her from entering into this Agreement or undertaking or performing employment in accordance with this Agreement.

                                 Exhibit B - 3

     6.   Agreement Not to Compete.

          (a) Employee covenants and agrees that, without the prior written consent of the Company or its successors, for a period commencing on the date hereof and ending three years hereafter, he or she shall not, directly or indirectly, individually or together or through any affiliate or other firm, person, corporation or entity, except as required in the performance of his or her duties as an employee or consultant of the Company, (1) engage in or acquire any interest in any business competitive with that conducted by the Company or any of their affiliates, franchises, successors or assigns which are engaged in the full service retirement center or assisted living business, including Alzheimer's care, (collectively, the "Purchaser Companies"), in any state or foreign country (except that he or she may acquire interests in companies whose shares are traded on a national exchange or the NASDAQ or OTC markets and in which Employee and his or her immediate relatives (consisting of siblings, parents, grandparents, children and grandchildren) and affiliates own no more than 1% of the outstanding shares), (2) approach, solicit, accept business from or otherwise engage in business in any way with, any person or entity which is, has been or becomes, a customer or client of the Purchaser Companies, or any affiliate of such a person or entity, (3) approach, counsel or attempt to induce any person who is then in the employ of any of the Purchaser Companies to leave the employ of the Purchaser Companies, or employ or attempt to employ any such person or any person who at any time during the preceding 24 months was in the employ of the Purchaser Companies, or (4) aid or counsel any other person, firm or corporation to do any of the above. Notwithstanding this paragraph, Employee may engage in the full service retirement center or assisted living business, including Alzheimer's care, following termination of his or her employment by the Company in the Portland, Oregon metropolitan area (or the Dallas, Texas metropolitan area if Employee has relocated to the Dallas, Texas metropolitan area) which is greater than 5 miles from any facility operated or publicly announced by any of the Purchaser Companies and 25 miles for any area outside of the Portland, Oregon (or Dallas, Texas) metropolitan area.

          (b) Employee further agrees that he or she will not at any time from and after the date hereof (1) except during his or her engagement by the Company or its affiliates, indicate on any stationery, business card or advertising, solicitation or other business materials that he or she is or was formerly associated with the Company or any affiliate thereof (provided that any factual statement on resumes or other similar reference material of Employee shall not be deemed to violate this provision), or (2) disclose, furnish or make accessible to any person, or make use of, any confidential information obtained by him or her while he or she was in the employ of the Company or its affiliates as an employee or consultant, including, without limitation, information with respect to any designs, procedures, customers, clients, advertising, finances, financial condition, organization, personnel, business activities, budgets, plans, objectives or strategies which are proprietary to the Purchaser Companies', provided, however, that Employee may disclose such information as may be required by law in connection with any judicial or administrative proceeding or inquiry.

                                 Exhibit B - 4

          (c) In view of the anticipated continuation of Employee's relationship with the customers and employees of the Purchaser Companies pursuant to this Agreement, and recognizing both the access to confidential financial and other information derived by Employee pursuant to his or her employment with the Company and the substantial sums to be paid to Employee pursuant to the terms of this Agreement, Employee expressly acknowledges that the agreement not to compete and related restrictive covenants set forth in this Section 6 are reasonable and necessary in order to protect and maintain the proprietary interests and other legitimate business interests of the Purchaser Companies and that the enforcement of such agreement not to compete and related restrictive covenants would not prevent him or her from earning a livelihood. Employee further acknowledges (i) that it would be difficult to calculate damages to the Company from any breach by Employee of his or her obligations under this Section 6, (ii) that injury to the Company from any such breach would be irreparable and impossible to measure and (iii) that the remedy at law for any breach or threatened breach of this Section 6 would therefore be an inadequate remedy and, accordingly, that the Company shall, in addition to all other available remedies (including, without limitation, seeking such damages as it can show it has sustained by reason of such breach), be entitled to injunctive and other similar equitable remedies without proving or showing any actual damage sustained by the Company.

          (d) The provisions of this Section 6 shall survive the termination of Employee's employment for any reason whatsoever. In the event the provisions of this Section 6 should ever be deemed to exceed the time or geographic limitations permitted by applicable law, then such provisions shall be reformed to the maximum time or geographic limitations permitted by applicable law. The covenants contained in Section 6(a) shall be construed as a series of separate covenants, one for each month of the year and for each county and for each state of the United States encompassed by the covenants contained in Section 6(a). In the event that any one or more of such covenants shall for any reason be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not have any effect on any other such separate covenant, but such other covenants shall be construed as if the invalid or unenforceable covenant had never been contained in this Section 6(a).

                                 Exhibit B - 5

     7.   Termination.

          (a) As a material inducement for the Company to enter into the Stock Purchase Agreement, Employee agrees to perform his or her duties hereunder during the period specified in Section 3.

          (b) The termination provisions of this paragraph are all-inclusive. This Agreement and the obligations of the Company and Employee hereunder shall terminate (except as to such obligations as are expressly stated to survive such termination) only in the following events: (i) upon Employee's death or upon written notice from the Company to Employee in the event of permanent disability, (ii) upon written notice from the Company to Employee in the event Employee is convicted of any criminal act that is a felony or involves moral turpitude, or (iii) upon written notice from the Company to Employee in the event Employee commits an act of gross negligence or gross misconduct in the performance of his or her duties or willfully violates any material provision of this Agreement, (iv) upon payment by the Company to the Employee of the salary for the remaining term of this Agreement or (v) upon the expiration of the term of employment set forth in
               Section 3.

     8.   Miscellaneous.

          (a) Notices. All notices which a party is required or may desire to give to the other party under or in connection with this Agreement shall be sufficient if given by addressing the same to the other party as follows:

               If to Employee to:

                           Paul Dendy
                           816 N.E. Eighty-seventh Avenue
                           Vancouver, Washington 98664

               If to the Company, to:

                           Medical Resource Companies of America
                           4265 Kellway Circle
                           Addison, TX 75244
                           Attn:  Mark E. Bennett

               or to such other place as may be designated in writing by like notice. Any notice shall be deemed to have been given when personally delivered or five days after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, when addressed as required herein.

          (b) Assignment. It is expressly intended that Section 6 of this Agreement shall inure to the benefit of, and be enforceable by, the "Purchaser Companies" as defined therein. This Agreement shall be binding upon and inure to the benefit of Employee, his or her heirs, distributees and assigns and the Company and its successors and assigns. Employee may not, without the express written permission of the Company, assign or pledge any rights or obligations hereunder.

                                 Exhibit B - 6

          (c) Entire Agreement. This Agreement contains all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersedes any and all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, with respect to that subject matter.

          (d) Amendment Waiver. No amendment or modification of this Agreement shall be valid unless evidenced by a written instrument executed by the parties hereto. No waiver by the Company of any breach by Employee of any provision or condition of this Agreement shall be deemed a waiver of any similar or dissimilar provision or condition at the same time or any prior or subsequent time.

          (e) Severability. The provisions of this Agreement and the covenants herein contained shall be construed independently of each other, it being the express intent of the parties hereto that the obligations of, and restrictions on, the parties as provided herein shall be enforced and given effect to the fullest extent legally permissible.

          (f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

          (g) Headings. The section headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

          (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

          (i) Attorney's fees. If any legal action is brought by either of the parties, the party in whose favor final judgment is entered shall be entitled to recover reasonable attorney's fees from the other party in addition to any other relief that may be awarded.

          (j) MRC Payroll, Inc. It is understood and agreed that the actual employer of the Employee will probably be MRC Payroll, Inc. ("Payroll") and that Payroll and the Company will be considered one and the same for purposes of this Agreement. Notwithstanding the foregoing, the Company agrees to perform or cause to be performed all of the obligations, duties, and covenants set forth in this Agreement.

                                 Exhibit B - 7

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                              MEDICAL RESOURCE COMPANIES OF AMERICA

                              By:/s/ James R. Gilley
                                 James R. Gilley
                                 President

                              EMPLOYEE:
                              /s/ Paul Dendy
                              ------------------
                              Paul Dendy





                                 Exhibit B - 8

                                    EXHIBIT C









                          REGISTRATION RIGHTS AGREEMENT



                                 by and between




                                 Victor L. Lund
                               (the "Shareholder")

                                       and


                      Medical Resource Companies of America
                              a Nevada corporation
                                 (the "Company")









                            Dated as of April 1, 1996






                                 Exhibit C - 1

                                TABLE OF CONTENTS


                                                                               Page
                                                                               ----
Article I.  INTRODUCTION.......................................................  1

         Section 1.1.    Recitals..............................................  1

Article II.  DEMAND REGISTRATION...............................................  1

         Section 2.1.    Request...............................................  1
         Section 2.2.    Registration Statement Form...........................  2
         Section 2.3.    Expenses..............................................  2
         Section 2.4.    Effective Registration Statement......................  2
         Section 2.5.    Selection of Underwriters.............................  2
         Section 2.6.    Priority in Requested Registration....................  2
         Section 2.7.    Not a Requested Registration if Company Participates..  3
         Section 2.8.    Shelf Registration....................................  3

Article III.  "PIGGY BACK" REGISTRATION........................................  4

         Section 3.1.    Right to Include Registrable Securities...............  4
         Section 3.2.    Priority in Incidental Registrations..................  4

Article IV.  REGISTRATION PROCEDURES...........................................  5

         Section 4.1.    Preparation of Filings................................  5
         Section 4.2.    Data from Holders of Registerable Securities..........  9
         Section 4.3.    Discontinuance of Use of Prospectus...................  9
         Section 4.4.    References to Holders in Registration Statements......  9
         Section 4.5.    Underwritten Offerings................................  9
         Section 4.6.    Holdback Agreements................................... 10
         Section 4.7.    Preparation; Reasonable Investigation................. 10
         Section 4.8.    Rights of Requesting Holders.......................... 10


                                       (i)


                                                                               Page
                                                                               ----
Article V.  INDEMNIFICATION.................................................... 11

         Section 5.1.    Indemnification by the Company........................ 11
         Section 5.2.    Indemnification by the Sellers........................ 12
         Section 5.3.    Notices of Claims, etc................................ 12
         Section 5.4.    Other Indemnification................................. 13
         Section 5.5.    Indemnification Payments.............................. 13


Article VI.  DEFINITIONS....................................................... 14

Article VII.  RULE 144......................................................... 15

         Section 7.1.    Rule 144.............................................. 15

Article VIII.  MISCELLANEOUS................................................... 15

         Section 8.1.    Remedies.............................................. 15
         Section 8.2.    No Inconsistent Agreements............................ 15
         Section 8.3.    Adjustments Affecting Registrable Securities.......... 16
         Section 8.4.    Assignment............................................ 16
         Section 8.5.    Descriptive Headings.................................. 16
         Section 8.6.    Governing Law......................................... 16
         Section 8.7.    Counterparts.......................................... 16
         Section 8.8.    Entire Agreement...................................... 16
         Section 8.9.    Severability.......................................... 16
         Section 8.10.   Amendments and Waivers................................ 16
         Section 8.11.   Nominees for Beneficial Owners........................ 17
         Section 8.12.   Notices............................................... 17


                                      (ii)

                          REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement ("Agreement") is entered into as of this ___ day of _______________, 1996, by and between Medical Resource Companies of America, a Nevada corporation (the "Company"), and Victor L. Lund (the "Shareholder") and evidences that for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                                  Introduction

     Section 1.1. Recitals. Pursuant to the Stock Purchase Agreement dated ______________, 1996 by and between the Company, and Shareholder and others (the "Stock Purchase Agreement") the Company has issued _______ shares (the "Shares") of the Company's common stock, par value $.001 per share. Certain capitalized terms used in this Agreement are defined in Article VI hereof; references to sections shall be to sections of this Agreement.

                                   ARTICLE II.

                               Demand Registration

     Section 2.1. Request. Commencing two years following the closing of the Stock Purchase Agreement and upon the written request of the Shareholder, requesting that the Company effect the registration under the Securities Act of all or part of such Initiating Holders' Registrable Securities and specifying the intended method of disposition thereof, the Company will promptly give written notice of such requested registration to all registered holders of Registrable Securities, and thereupon the Company will use its best efforts to effect the registration under the Securities Act of the following:

          (a)  the  Registrable   Securities  which  the  Company  has  been  so
               requested to be registered by such Initiating Holder for disposition in accordance with the intended method of disposition stated in such request;

          (b) all other Registrable Securities the holders of which shall have made a written request to the Company for registration thereof within 30 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities); and

          (c)  all  shares  of  Common  Stock  which  the  Company  may elect to
               register  in   connection   with  the  offering  of   Registrable
               Securities pursuant to this Article II;

          all to the extent requisite to permit the disposition (in accor dance with the intended methods thereof as aforesaid) of the Reg istrable Securities and the additional shares of Common Stock, if any, so to be registered; provided, that, the provisions of this Article II shall not require the Company to effect more than two registrations of Registrable Securities.

     Section 2.2. Registration Statement Form. Registrations under this Article II shall be on an appropriate registration form of the Commission (i) as shall be selected by the Company and shall be reasonably acceptable to the holders of more than fifty percent (by number of shares) of the Registrable Securities so to be registered and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such regis tration. The Company agrees to include in any such registration statement all information which holders of Registrable Securities being registered shall reasonably request.

     Section 2.3. Expenses. The Company will pay all Registration Expenses in connection with any registrations requested pursuant to this Article II.

     Section 2.4. Effective Registration Statement. A regis tration requested pursuant to this Article II shall not be deemed to have been effected
          (i) unless a registration statement with respect thereto has become effective; provided, that a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of the Initiating Holder (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company) shall be deemed to have been effected by the Company at the request of such Initiating Holders unless the Initiating Holders shall have elected to pay all Registration Expenses in connection with such registration, (ii) if, after it has become effective, such registration is withdrawn by the Company (other than at the request of a majority of the Initiating Holder), interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason prior to the expiration of a 180 day period following such registration statement effectiveness (or, in the case of a Shelf Registration, the time period provided in Section 2.9), or (iii) the conditions to closing specified in any purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than due solely to some act or omission by such Initiating Holder.

     Section 2.5. Selection of Underwriters. If a requested registration pursuant to this Article II involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the consent of holders of a majority (by number of shares) of Registrable Securities and shall be reasonably acceptable to the Company.

     Section  2.6.   Priority  in  Requested   Registrations.   If  a  requested
          registration pursuant to this Article II involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceeds the number which can be sold in such offering within a price range reasonably acceptable to the Company and to the holders of a majority (by number of shares) of the Registrable Securities requested to be included in such registration, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) first, Registrable Securities requested to be included in such registration pro rata among the holders thereof requesting such registration as provided in
          Section 2.1 on the basis of the number of such securities requested to be included in such registration by the holder or holders of Registrable Securities, and (ii) second, other securities of the Company included in such registration in any manner and amount selected by the Company.

     Section 2.7. Not a Requested Registration if Company Par ticipates. If the Company registers any of its securities on its own behalf in a Registration initiated as a Requested Registration pursuant to this
          Article II, such Requested Registration shall not count for the purposes of determining the number of Requested Registrations which holders of Registrable Securities are entitled to under this Article II; provided, however, that the registration shall continue to be a Requested Registration for all other purposes.

     Section 2.8. Shelf-Registration. A request by an Initiating Holder pursuant to Section 2.1 may specify that the intended method of disposition is a "shelf offering" ("Shelf Offering Request"). In addition to the other obligations of the Company set forth herein, in connection with a Shelf Offering Request, the Company will file a "shelf" registration statement on an appropriate form pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the Commission with respect to all Registrable Securities the Company is required to effect the registration of under this Article II (a "Shelf Registration"). The Company shall keep the Shelf Registration continuously effective for a period of at least twenty-four months following the date on which the Shelf Registration is declared effective (or such shorter period that terminates on the earlier of (i) a date specified by the holders of a majority (by number of shares) of the Registerable Securities covered by such statement or
          (ii) the date on which all Registrable Securities covered by such Shelf Registration have been sold or withdrawn, but in no case prior to the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and rule 174 thereunder, if applicable). The Company shall supplement or make amendments to the Shelf Registration, if required by the registration form used by the Company, the instructions thereto, the Securities Act or the rules and regulations of the Commission, or if reasonably requested by a holder of Registrable Securities covered by the Shelf Registration. The Company will furnish the holders of Registrable Securities covered by the Shelf Registration a copy of all such supplements or amendments at least one business day prior to filing such supplement or amendment.

                                  ARTICLE III.

                            "Piggy Back" Registration

     Section 3.1. Right to Include Registrable Securities. If the Company at any time after the closing of the Stock Purchase Agreement proposes to file a registration statement under the Securities Act covering any of its securities, other than a registration on Form S-8 or S-4, or any successor or similar forms, whether or not for sale or its own account, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this Article III. Upon the written request of any such holder made within 30 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Secu rities so to be registered, by inclusion of such Registrable Se curities in the registration statement which covers the securities which the Company proposes to register; provided, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Reg istrable Securities and, thereupon, (i) in the case of a deter mination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such reg istration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Article II and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Article III shall relieve the Company of its obligation to effect any registration upon request under Article II. The Company will pay all Registration Expenses incurred by holders by Registrable Securities in connection with each registration of Registrable Securities requested pursuant to this Article III, except for holders share of underwriting discounts, fees and commissions.

     Section 3.2. Priority in Piggy-Back Registrations. If (i) a registration pursuant to this Article III involves an underwritten offering of the securities being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and (ii) the managing underwriter of such underwritten offering shall inform the Company and holders of the Registrable Securities requesting such registration by letter of its belief that the distribution of all or a specified number of such Registrable Securities concurrently with the securities being distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such writing to state the basis of such belief and the approximate number of such Registrable Securities which may be distributed without such effect), then the Company may, upon written notice to all holders of such Registrable Securities, reduce pro rata (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Registrable Securities and securities proposed to be sold by any person other than the Company the registration of which shall have been requested by each holder of Registrable Securities and each person other than the Company so that the resultant aggregate number of such Registrable Securities so included in such registration shall be equal to the number of shares stated in such managing underwriter's letter.

                                   ARTICLE IV.

                             Registration Procedures

     Section 4.1. Preparation of Filings. If and whenever the Company is required to use its best efforts to effect the regis tration of any Registrable Securities under the Securities Act as provided in Articles II or III, the following shall apply:

          (a) Registration Statement. The Company shall promptly prepare and file (in the case of a registration pursuant to Article II, such filing to be made within 90 days after the initial request of one or more Initiating Holders of Registrable Securities or in any event as soon after such request as possible) with the Commission the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter use its best efforts to cause such registration statement to become and remain effective; provided, however, that the Company may withdraw any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 3.2, its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto; provided further, that before filing such registration statement or any amendments thereto, the Company will furnish to the holders of Registrable Securities that are to be included in such registration and their counsel copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable approval of such holders and their counsel.

          (b)  Amendments.   The  Company   shall  prepare  and  file  with  the
               Commission such amendments, post effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the following time periods: (i) in the case of a Shelf Registration under Article II, the time period specified in Section 2.8; (ii) in the case of a registration under Article II other than a Shelf Registration, such period as all Register able Securities have been sold in accordance with the intended methods of disposition specified by the holders thereof; and (iii) in the case of a registration under Article III, such period of time as the Company determines.

          (c) Copies of Documents. The Company shall furnish to each seller of Registrable Securities covered by such registration statement and each underwriter, if any, of the securities being sold by such seller such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits to such Registration Statement), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed pursuant to Rule 424 under the Securities Act and such other documents, as such seller and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Seller (it being understood that the Company consents to the use of the prospectus and any amendments or supplement thereto by each holder of Registrable Securities covered by the Registration Statement and the underwriter or underwriters, if any, in connection with the offering and sale of Registrable Securities covered by the prospectus or any amendment or supplement thereto).

          (d) Blue-Sky. The Company will use its best efforts to register or qualify all Registrable Securities under the securities laws or blue sky laws of the jurisdictions as any seller thereof and any underwriter of the securities being sold by such seller and any Re questing Holder shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or ad visable to enable such seller and underwriter to con summate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the re quirements of this subsection (d) be obligated to be so qualified, or to consent to general service of process in any such jurisdiction.

          (e) Other Approvals. The Company will use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the intended disposition of such Registrable Securities.

          (f) Opinions; Comfort Letters. The Company shall furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller, (and the under writers, if any) of

               (i) an opinion of counsel for the Compa ny, dated the effective date of such registra tion statement (and, if such registration in cludes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably sat isfactory in form and substance to such seller, and

               (ii) a  "comfort"  letter,  dated  the  effec  tive  date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opin ions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal mat ters, as such seller or such Requesting Holder (or the underwriters, if any) may reasonably request.

          (g) Notice of Events. The Company will notify each seller of Registrable Securities covered by such regis tration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the Company's discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a mate rial fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to such seller and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such pro spectus as may be necessary so that, as thereafter de livered to the purchasers of such securities, such pro spectus shall not include an untrue statement of a ma terial fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

          (h) Earnings Statement. The Company will otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and will furnish to each such seller and each Requesting Holder at least five business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller or any Requesting Holder shall have reason ably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder.

          (i) Listing. The Company will cause all Registrable Securities covered by the registration statement to be listed on each securities exchange or traded or quoted on each market on which the same class of securities issued by the Company are then listed, traded or quoted.

          (j) Transfer Agent. The Company will provide a transfer agent, registrar and a CUSIP number for all Registrable Securities no later than the effective date of such Registration Statement.

          (k) Access. The Company will make available for inspection by any holder of Registrable Securities included in such registration statement, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's offi cers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement; provided that records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed to the Inspectors unless
               (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided, further, that any decision not to disclose information pursuant to clause (i) shall be made after consultation with counsel for the Company and counsel for such holders; and each holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential.

     Section 4.2. Data from Holders of Registerable Securities. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

     Section 4.3. Discontinuance of Use of Prospectus. Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any written notice from the Company of the occurrence of any event of the kind described in Section 4.1(g), such holder will forthwith discontinue such holder's offer of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by
          Section 4.1(g) and, if so directed by the Company, will deliver to the Company (at the Com pany's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 4.1(b) shall be extended by the length of the period from and including the date when each seller of any Registrable Securities covered by such registration statement shall have received such notice to the date on which each such seller has received the copies of the supplemented or amended prospectus contemplated by Section 4.1(g).

     Section 4.4. References to Holders in Registration State ments. If any registration or comparable statement refers to any holder of Registrable Securities by name or otherwise as the holder of any securities of the Company then such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder.

     Section 4.5. Underwritten Offerings. If requested by the underwriters for any underwritten offering by holders of Regis terable Securities pursuant to a registration requested under Art icle II, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in form and substance to the Company, each such holder and the underwriters, and to contain such repre sentations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 5.1. The holders of the Registrable Securities will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reason able suggestions of the Company regarding the form thereof; provided, that nothing herein contained shall diminish the forego ing obligations of the Company. The holders of Registrable Secu rities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option0, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

     Section 4.6. Holdback Agreements. The Company agrees (i) if so required by a managing underwriter of an offering of Register able Securities not to effect any public sale or distribution of its equity securities or securities convertible into or exchange able or exercisable for any of such securities during the seven days prior to and the 90 days after any underwritten registration pursuant to Articles II or III has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-8, or any successor or similar forms thereto, and (ii) to cause each holder of its securities or any securities convertible into or exchangeable or exercisable for any of such securities, in each case purchased directly from the Company at any time after the date of this Agreement (other than in a public offering) to agree not to effect any such public sale or distribution of such securities during such period except as part of such underwritten registration.

     Section 4.7. Preparation; Reasonable Investigation. In con nection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     Section 4.8. Rights of Requesting Holders. The Company will not file any registration statement under the Securities Act (other than by a registration on Form S-8), unless it shall first have given to each holder of Registrable Securities at the time out standing at least thirty days prior written notice thereof. The Company shall provide any Person who requests, within thirty days after such notice (a "Requesting Holder"), the following: (i) all information, documents and other materials such Requesting Holder would be entitled to if such Requesting Holder were a seller of Registerable Securities as provided in Section 4.1(c), (f), and (g); and (ii) the rights to participate and access provided to sellers of Registerable Securities under Section 4.7. In addition, if any such registration statement refers to any Requesting Holder by name or otherwise then such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder, to the effect that the holding by such holder of such securities does not necessarily make such holder of a "controlling person" of the Company within the meaning of the Securities Act and is not to be construed as rec ommendation by such holder of the investment quality of the Company's debt or equity securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any rules and regulations promul gated thereunder, the deletion of the reference to such holder.

                                   ARTICLE V.

                                 Indemnification

     Section 5.1. Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless
          (i) in the case of any registration statement filed pursuant to Articles II and III, the holder of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such holder or any such underwriter within the meaning of the Securities Act, and (ii) in the case of any registration statement of the Company, any Requesting Holder, its directors and officers and each other Person, if any, who controls such Requesting Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or Requesting Holder or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus con tained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder, such Requesting Holder and each such director, officer, underwriter and controlling person for any legal or any other expenses rea sonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such holder or Requesting Holder, as the case may be, specifically stating that its for use in the preparation thereof and, provided further that the Company shall not be liable to any Person who participates as an underwrit er, in the offering or sale of Registrable Securities or to any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Securities Act to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or such Requesting Holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such holder.

     Section 5.2. Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Article II or III, that the Company shall have received an undertaking satisfactory to it from the prospective seller of Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.1) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, that such Sellers' liability under such indemnification shall be limited to the net sales proceeds actually received by such seller from the sale of the Company's securities pursuant to such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

     Section 5.3. Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Sections 5.1 or 5.2, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Sections 5.1 or 5.2, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

     Section 5.4. Other Indemnification. Indemnification similar to that specified in Sections 5.1 and 5.2 (with appropriate modifications) shall be given by the Company and each seller of Registrable
          Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority, other than the Securities Act.

     Section 5.5. Indemnification Payments. The indemnification required by this
          Article V shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                                   ARTICLE V.

                                   Definitions

     As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     Commission: The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

     Common Stock: The common stock, par value $.01, of the Company.

     Company: As defined in the introductory paragraph of this Agreement.

     Exchange Act: The Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such similar federal statute.

     Initiating Holder: The Shareholder and any holder or holders of at least 51% of the Registrable Securities by number of shares at the time outstanding and initiating a request pursuant to Section 2.1 for the registration of all or part of such holder's or holders' Registrable Securities.

     Person: A corporation, an association, a partnership, an organization, business, an individual, a governmental or political subdivision thereof or a governmental agency.

     Registrable Securities: (a) The Shares, (b) any securities issued or issuable with respect to the Shares referred to in the foregoing subdivision by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securi ties Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (d) they shall have ceased to be outstanding.

     Registration Expenses: All expenses incident to the Company's performance of or compliance with Article II or III, including, without limitation, all registration, filing, listing, and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating, printing and engraving expenses, messenger and delivery expenses, the fees and dis bursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the fees and disbursements of a single counsel and accountants retained by the holder or holders of more than 51% of the Registrable Securities being registered, premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any.

     Requesting Holder: As defined in Section 4.8 of this Agreement.

     Securities Act: The Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as of the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar Federal statute.

     Shareholder. As defined in Section 1 of this Agreement.

     Shares: As defined in Section 1 of this Agreement.

                                  ARTICLE VII.

                                    Rule 144

     Section 7.1. Rule 144. The Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subpara graph (c)(1) of Rule 144 adopted by the Securities and Exchange Commission under the Securities
          Act) and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Securities, make publicly available other informa tion) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Regis trable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

                                  ARTICLE VIII.

                                  Miscellaneous

     Section 8.1. Remedies. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of such a breach and hereby agrees to waive the defense in any action for specific performance of such an obligation that a remedy at law would be adequate.

     Section 8.2. No Inconsistent Agreements. Without the written consent of the holders of a majority of the then outstanding Reg istrable Securities, the Company will not on or after the date of this Agreement enter into any agreement with respect to its secu rities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement with respect to its securities granting any registration rights to any Person. The rights granted to the holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreements previously entered into by the Company.

     Section 8.3. Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to the Registrable Securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

     Section 8.4. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities.

     Section 8.5. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

     Section 8.6. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF TEXAS WITH OUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS.

     Section 8.7. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

     Section 8.8. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and each other party hereto and supersedes all prior agreements and under standings relating to the subject matter hereof.

     Section 8.9. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     Section 8.10. Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of 51% or more of the shares of Registrable Securities. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

         Section 8.11. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

         Section 8.12. Notices. Except as otherwise provided in this Agreement, all communications provided for hereunder shall be in writing and sent by certified first-class mail, postage prepaid, and addressed to such party at such address as such party shall have furnished to the Company in writing.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                    Medical Resource Companies of America



                                    By:       /s/ James R. Gilley
                                              James R. Gilley
                                              President





                                    /s/ Victor L. Lund
                                    Victor L. Lund

                                  Schedule 1.1

                           Wedgwood Business Interests

Wedgwood Retirement Inns, Inc.

Camelot/Harlingen Retirement LC/Harlingen, TX

Crown Pointe/Crown Pointe Development/Carona, CA

Liberty Rehabilitation/Liberty Acquired Brain Injury Habilitation
 Services, Inc./Ellensburg, WA

Meadowbrook Place/Hermiston Assisted Living, Inc./Baker City, OR

Pacific Pointe/King City Retirement, Inc./King City, OR

Summer Hill/Oak Harbor Retirement Center L.P./Oak Harbor, WA

The Terrace/The Terrace, Inc./Portland, OR

Villa del Rey/Retirement Housing Associates/Merced, CA

Villa del Rey/Retirement Housing Associates/Visalia, CA

Villa del Rey/Victor Lund/Napa, CA

Villa del Rey/Villa del Rey-Roswell Limited Partnership/Roswell, NM

Lincolnshire Retirement/Lincolnshire Partners/Lincoln City, OR

Neawanna By The Sea/Neawanna by the Sea Limited Partnership/
 Seaside, OR

Rose Garden Estates/Rose Garden Estates, LLC/Ritzville, WA

Villa del Sol/Roswell Senior Apts, LLC/Roswell, NM

Villa Dela Rosa/Roswell Retirement LLC/Roswell, NM

Wedgwood Terrace/Lewiston Group LLC/Lewiston, ID

Sweetwater Springs/Sweetwater Springs Group, LLC/Lithia Springs, GA

Management contract for Timberhill Place, Corvallis, OR

Village at Forest Glen, Beaverton, OR

Assisted Living, ("Oak Park"?) Clermont, FL

Assisted Living, Beaverton, OR

Assisted Living, Harlingen, TX

                                  Schedule 1.2

           Projected Earnings Of Wedgwood Business Interests For 1998

                                  Schedule 2.1

                                      Liens

                                  Schedule 2.6

                               Interim Financials

                                  Schedule 2.7

             Undisclosed Liabilities of Wedgwood Business Interests

                                  Schedule 2.8

                        Tax Liabilities and Tax Contests

                                  Schedule 2.9

          Certain Changes and Events To The Wedgwood Business Interests

                                  Schedule 2.11

            Wedgwood Business Interests Litigation and Other Proceedings

                                  Schedule 2.12

            Currently Effective Agreements, Contracts, Indebtedness,
                        Liabilities and Other Obligations

Wedgwood Retirement Inns, Inc.
Documents
  Office lease
  Lease - Benz 12/12/94
  Ford Loan - $15,605.15 (Ford Taurus)
  Northwest National Promissory Note $20,000 12/20/93 Northwest National Promissory Note $14,604.25 9/12/95 Northwest National Promissory Note $22,269 9/12/95 Cellular One Lease - Phones First United Leasing Corp - Facsimile
  Machine Western Telephone - Telephone System (Toshiba) Communication Resources, Inc. - Voice Mail

Camelot/Harlingen Retirement LC/Harlingen, TX
Documents
  Old Entity-
  Management Contract 9/12/94
  Agreement of Purchase and Sale 9/9/94
  Bill of Sale, Assignment of Leases and General Assignment
  List of Disbursements
  Wraparound Real Estate Lien Note
  Deed of Trust
  Assignment of Buyer's Position
  Deed w/Vendors's lien
  Owner's Title Policy
  Endorsement to Title Policy
  Owner's Title Policy (corrected)
  Security Agreement
  Guaranty Agreement
  Financing Statements (State & County)
  Settlement Statement (Closing Statement)
  UHF Purchasing Agreement
  AFCO Finance Agreement 12/4/94
  Surety Bond $14970.
  Valley Office Systems (Copier Lease)

  New Entity-
  Harlingen Retirement LC regs.
  Health Care REIT Financing Terms
  Certificate of Deposit 8/31/95

Crown Pointe/Crown Pointe Development/Carona, CA
Documents
  Management Contract 1/1/93
  Arbitration Association
  Agreement (Redlands Federal Shared Appreciation Agreement)
  UHF Purchasing Agreement
  IKON Business Systems (Sharp Copier)
  Colonial Pacific Leasing (Ice Machine)

  Crown Point Development - Carona
   General Partnership Agreement
     "          "          "     Amendment No. 2 (7/10/86)
     "          "          "     Addendum (12/__/87)
     "          "          "     Second Amendment (2/1/90)
     Agreement Liquidating Partnership Interest (2/11/88) Ballenger

Liberty Rehabilitation/Liberty Acquired Brain Injury Habilitation
 Services, Inc./Ellensburg, WA
Documents
  Real Estate Contract (Parcel A)
   Deed
   Escrow Instructions
   Closing Statement
  Real Estate Contract (Parcel B)
   Deed
   Escrow Instructions
   Closing Statement
 *Real Estate Contract (Parcel C)
  Promissory Note - U.S. Bank Washington  ($1,035,000)
  Settlement Statement
  Assignment of Rents
  Partnership Borrowering Agreement
  Deed of Trust (every other page)
  Financing Statement
  Management Contract
  UHF Purchasing Agreement
  Borrower's Settlement Statement
  Survey
  Partnership Agreement, Liberty Group

Meadowbrook Place/Hermiston Assisted Living, Inc./Baker City, OR
Documents
  Management Contract 1/1/93
  Option Agreement & Agreement of Purchase and Sale (Lund/Rood) Memorandum of Option Agreement Oregon Assisted Living Facilities Contract Grand Voyager Contract UHF Purchasing Agreement Title Commitment Appraisal Western Bank Loan (Modification of Mortgage, Guaranty, etc.)

Pacific Pointe/King City Retirement, Inc./King City, OR
Documents
  Residential Center Lease 11/5/92
  Memorandum of Lease Agreement
  First Amendment To Residential Center Lease
  Second Amendment to Residential Center Lease
  Lease Approval Agreement
  Management Contract 1/1/93
  Housing Division Regulatory Agreement 7/16/86
  Oregon Housing Management Agreement 4/13/93
  Pacific Office Automation - Copier

  Buy-Sell Agreement
  Articles of Inc., King City Retirement Corporation
  Restrictive Covenants/Elderly Housing Finance Program

Summer Hill/Oak Harbor Retirement Center L.P./Oak Harbor, WA
Documents
  Management Contract 2/15/95
  Loan Agreement 4/14/94
  Promissory Note 4/14/94
  Deed of Trust, Security Agreement, and Fixture Filing w/
   Assignment of Leases and Rents
  Certificate and Indemnity Agreement Regarding Hazardous Materials
  Guaranties: Lunds, Skeltons, Johnstons, and Roods
  Buyers Settlement Statement
  Statutory Warranty Deed
  Title Policy
  Easements and Restrictive Covenants
  Bill of Sale 4/14/94
  Assignment 4/7/94
  Closing Statement 4/11/94
  Closing Statement 4/19/94
  Real Estate Purchase and Sale Agreement
  Retirement Facility Lease 4/14/94
  Lease America Corp - Copier
  PUC Agreement
  Owner & Architect Agreement (Johnston Assoc)
  Agreement of Limited Partnership, Oak Harbor Retirement  Center,
   Partners, L.P.
  Indemnity Agreement, Johnston to Rood et al.
  Art. of Inc., Oak Harbor Retirement Center, Inc.
  Survey

The Terrace/The Terrace, Inc./Portland, OR
Documents
  Management Contract 1/1/93
  Oregon   Residential  Care  Facility  Contract  First  Security  Note  9/17/91
  Borrower's Statement Deed of Trust Settlement Statement Promissory Note - First Interstate $80,000 City of Portland, OR - 2,697.96 Contract City of Portland, OR - 55,051.24 Contract Warranty Deed Title Policy
  Articles of Incorporation, the Terrace Retirement, Inc.
  Bylaws, The Terrace Retirement, Inc.
  Loan $330,000.00  First Security Oregon
   Note
   Commercial Deed of Trust
   Collateral Assignment of Leases and Rents

Villa del Rey/Retirement Housing Associates/Merced, CA
Documents

  Management Contract 1/1/93
  Lease Agreement with Park Merced
  First Amendment of Lease
  Standard Office Systems (Toshiba Copier)
  Pacific States Leasing (Ice Maker)
  Alco Capital Resource, Inc.  (Toshiba Copier)
  UHF Purchasing Agreement
  Partnership Agreement, Retirement Housing Associates

Villa del Rey/Retirement Housing Associates/Visalia, CA
Documents
  Management Contract 1/1/93
  Lease - Park Visalia
  First Amendment of Lease 6/7/94
  Partnership Agreement Retirement Housing Associates

Villa del Rey/Victor Lund/Napa, CA
Documents
  Lease Agreement - Vintage Investors
  Amendment to Lease Agreement - Vintage Investors
  Reassignment of Amended Management Contract
  UHF Purchasing Agreement

Villa del Rey/Villa del Rey-Roswell Limited Partnership/Roswell, NM
Documents
  Lease - HCPI
  Contract of Acquisition (Ray Barlow)
  Amendment to Contract of Acquisition (Ray Barlow)
  Second Amendment to Contract of Acquisition (Ray Barlow)
  Management Contract 1/1/93 Promissory Note $300,000 Winston Lenz 6/28/91 Promissory Note $300,000 Larry Hall 6/19/92 Promissory Note $300,00 Larry Hall 3/6/95 Promissory Note $50,000 Gail Rood 5/18/92 Lease America Corp - Copier Van Purchase Certificate of Deposit 10/12/95 VLS Bylaws, Shareholders & Consent of Board of Directors
  Limited  Partnership Agreement Villa Del Rey - Roswell, Ltd.
  Addendum to Ltd Pnp Agt Villa Del Ret - Roswell, Ltd.
  Restated and Amended Certificate of Limited Partnership (formerly
  VDR - Roswell, Ltd.)
  Survey

Lincolnshire Retirement/Lincolnshire Partners/Lincoln City, OR
Documents
  First Interstate (Construction Loan Agreement, Note, Guaranties,
   Deed of Trust, Financial Statements)
  Ground Lease
  Agreement to Support North Lincoln Hospital
  Partnership Agreement
  Survey

Neawanna By The Sea/Neawanna by the Sea Limited Partnership/

 Seaside, OR
Documents
  Lease Agreement - HCPI
  Promissory Note - John Taylor 11/3/93
  Promissory Note - Hall  2/17/93
  Van Note - Columbia River Banking (Guaranties, Security
   Agreement)
  Copy of Time Certificate 10/12/95
  List of Partnership Ownership
  Agreement to Transfer Ltd Pnp Interest (Taylor)
  Notice of Intent to Transfer Partnership Interest (Taylor)
  Quitclaim Deed, Lund et al. to Limited Partnership
  Acknowledgment re Ownership
  Lot Book Report Ticor Title

Rose Garden Estates/Rose Garden Estates, LLC/Ritzville, WA
Documents
  Certificate of Formation - LLC and Agreement Promissory Note $850,000 - Bank of Whitman Deed of Trust $850,000 Amendment: Change of Loan Terms Real Estate Purchase & Sale Agreement 6/30/94 Agreement as to Allocation of Values Sanwa Leasing Corporation - Copier Warranty Deed Owner's Title Policy

Villa del Sol/Roswell Senior Apts, LLC/Roswell, NM
Documents
  First Federal Loan Approval
  Roswell Villa Partners Partnership Agreement
  Warranty Deed - Roswell Partners
  First Savings Bank of New Mexico Loan
   Adjustable Rate Note
   Multifamily  Mortgage, Assignment of Rents and Sec. Agt.
   Guaranty Agreement
   Construction Loan Agreement
   Certificate and Articles of Incorporation, Bylaws of VLS &
    Associates, Inc.

Villa Dela Rosa/Roswell Retirement LLC/Roswell, NM
Owned property.  Not build yet.
No 3rd parties to buy out, except son

Wedgwood Terrace/Lewiston Group LLC/Lewiston, ID
Documents
  Lease Agreement 6/29/95
  Limited Liability Company Agreement
  First Interstate Loan ($2,300,000.00)
   Note
   Deed of Trust and Security Agreement
   UCC 1's
   Indemnity
   Combined Authority, Individual Guaranty and Pledge Agreements
    for Partnership
   Assignment of Leases
   Conditional Assignment of Rentals

Sweetwater Springs/Sweetwater Springs Group, LLC/Lithia Springs, GA
Documents
  Articles of Organization
  Operating Agreement
  Settlement Memorandum - 4/1/95
  Note
  Pre-Formation Agreement
  GE Capital Modular Space - Trailer Rental
  Real Estate Development and Construction Loan Agreement
  Lease Agreement 6/12/95
  First Amendment to Lease 6/27/95
  $214,000.00 Note
  Settlement Statement 7/14/95
  Preformation Agreement
  Warranty Deed July __, 1995, Sweetwater Springs Group,, LLC to
   Investors real Estate Trust

                                  Schedule 2.13

                          Transactions with Affiliates

                                  Schedule 2.14

                        Insurance and Banking Facilities

                                  Schedule 2.15

                    Personnel, Compensation and Benefit Plans

                                  Schedule 2.18

                              Governmental Consents

                                  Schedule 2.21

                             Permitted Encumbrances

                                  Schedule 3.2

                              Information Provided

Form 10-K for the year ended December 31, 1994

Forms 10-Q for the quarters ended March 1, June 30 and

         September 30, 1995

Proxy Statement for 1995 Annual Meeting of Shareholders,

         dated April 28, 1995

Annual Report to Shareholders for year ended December 31,

         1994

Quarterly Reports to Shareholders for the quarters ended

         March 31, June 30 and September 31, 1995

All press releases issued since January 1, 1996

Any exhibits to the foregoing, available upon request

                                  Schedule 4.3

     Outstanding Options, Warrants, Scrip, Preemptive Rights Or Other Subscription Rights, Calls Or Commitments Of Any Character Whatsoever Relating To, Or Securities Or Rights Convertible Into, Any Shares Of Capital Stock Of Purchaser

           (Other than the New Gilley Stock, the Purchaser Shares, the
                      Common Stock and the Preferred Stock)

Convertible Instruments                     Conversion
                                            or Option                           Expiration
                                              Price           Shares              Date
- -------------------------------------------------------------------------------------------
FF Partnership Options                      $13.20            108,000           03/21/2001
Ron Brown Options                           $11.25             10,000           10/01/2003
Newmeyer, Landrum & Dillion
 Options                                    $25.00             10,000           (a)
Al Chamblis Equivest
 Options                                    $12.50              7,500           05/21/01
Jim Gilley Options                          $10.75            200,000           12/01/00
Gene Bertcher Options                       $11.25              8,000           (b)

Series "B"  Preferred                       $27.75             49,293*          (c)
Series "C" Preferred                        $15.00             33,333*
         (20,000 shares)

(*-shares after conversion from preferred stock into common stock)

(a) Copy of option is not available, but it is believed to have expired.

(b) An option for an additional 12,000 shares may be exercised over the next 6 years @ $11.25 per share.

(c) A dividend payable in cash or in stock totalling 346 shares has not been issued or paid pending discussions with the shareholder. The shareholder has indicated a desire to convert her or her shares into common stock.

(d) Options for 10,000 shares issued to Mark Bennett exercisable @ $12.50 per share. Options do not vest until September 8, 1997.

(e) Purchaser's Stock Option Plan has total shares available for issuance of 217,500. Of this amount 47,500 shares have been issued. The plan expires October 31, 2002.

                                  Schedule 4.10

                      Undisclosed Liabilities of Purchaser

None

                                  Schedule 4.12

                     Certain Changes and Events To Purchaser

1. Possible sale of the stock or a majority of the material assets of Alpha Mobility, Inc., Odyssey Mobility Systems, Inc., and Aviation Mobility, Inc.

2. Possible purchase of one or more nursing homes known as Brownwood Nursing Homes, Heritage Home of Summerville, and Wilkes Healthcare Center.

3. Possible settlement agreement with Sun Healthcare Group and/or its subsidiaries.

4.       Possible sale of headquarters building of Purchaser.

5.       Possible sale of shopping centers located in the greater
         Atlanta area.

6.       Purchase of common stock through the American Stock Exchange.

7.       One for five common stock split and odd lot offering.

                                  Schedule 4.14

                   Purchaser Litigation and Other Proceedings

1. Usury Claim by Altman Nursing, Inc. ("Altman") against Clay Capital Corporation ("Clay")

                                  Schedule 4.17

               Transactions Between Purchaser And The Gilley Group

         Description                                               Amount
         -----------                                               ------
1.       Purchase of land, and related architectural             $221,901.00
         drawings, in North Carolina from SMG Investment,
         L.L.C.

2.       SMG Investment, L.L.C. paid Medical Resource             179,612.57
         Companies of America for construction
         services at the Gardens of Rivermont

3.       Approximate monthly interest accrual on a note            31,191.00
         receivable in the original principal balance of $2,250,000 at 5.5% from Jim Gilley or April Trust

4.       Monthly rental payment to Bartram Investment               2,000.00
         Properties

                                  Schedule 4.18

               Purchaser Personnel, Compensation and Benefit Plans

1992 Stock Option Plan

                                  Schedule 5.3

                               Claims Not Released

                                  Schedule 5.8

                     Landlord Approvals and Lender Approvals

                      AMENDMENT TO STOCK PURCHASE AGREEMENT

         THIS AMENDMENT AGREEMENT (the "Amendment") is made and entered into March __, 1996, by and between Medical Resource Companies of America ("Purchaser") and Wedgwood Retirement Inns, Inc. (the "Company"), and Victor L. Lund, Paul Dendy, Mark Hall, Frank R. Reeves, Doris Thornsbury and Teresa Waldroff ("Selling Stockholder(s)").

                              W I T N E S S E T H:

         WHEREAS, Selling Stockholder(s), the Company and Purchaser entered into a Stock Purchase Agreement (the "Stock Purchase
Agreement") dated January 26, 1996.

         WHEREAS, the parties hereto are desirous of amending the Stock Purchase Agreement.

         NOW THEREFORE, in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         The second paragraph of the Stock Purchase Agreement is hereby amended by substituting the following:

          WHEREAS, Victor L. Lund, Paul Dendy, Mark Hall, Frank R. Reeves, Doris Thornsbury and Teresa Waldroff are the owners of 380 shares of the common stock of the Company, which shares constitute all of the issued and outstanding shares of capital stock of the Company;

         The first sentence of paragraph 1.2 is hereby amended by substituting the following:

"The purchase price for the Shares shall consist of one million nine hundred twelve thousand seven hundred eighty-four (1,912,784) shares of newly issued unregistered Series E Preferred Stock of Purchaser ("Purchaser Shares") as more particularly described on the attached Exhibit "E"." Purchaser agrees to submit for a shareholder vote, within one year of the date of this Agreement, the ability to convert Series E Preferred Stock into the common stock of Purchaser. In addition, Purchaser shall pay $303,000 in good funds on behalf of the Selling Shareholder(s), consisting of $110,500 payable to Mr. Don Kirkman, $92,500 to Mr. Michael Cancelosi and $100,000 to Mr. Gary Rood.

         Section 1.2 is hereby amended by substituting Purchaser, instead of one or more members of the Gilley Group, to purchase interests held by others in the Wedgwood Business Interests, using a recourse note for $120,000 payable to Charles Smick. The principal of the note will be payable 5 years following their execution with interest payable monthly at 10%.

         The first sentence of Section 1.1 of Exhibit "C" to the Stock Purchase Agreement, which is referred to in Section 1.2, is hereby amended by substituting the following:

         Section 1.1. Recitals. Pursuant to the Stock Purchase Agreement dated January 26, 1996 by and between the Company, and Shareholder and others (the "Stock Purchase Agreement") the Company has issued 1,912,784 shares of Series E Preferred Stock which, with shareholder approval, is convertible into the Company's common stock, par value $.001 per share (once converted, the common stock will be referred to as the "Shares"). Certain capitalized terms used in this Agreement are defined in Article VI hereof; references to sections shall be to sections of this Agreement.

         Section 1.3 is hereby amended by substituting "At Closing" for "Simultaneously with the execution and delivery of this Agreement" and "will enter" for "has entered" and "have entered".

         The first sentence of Section 1.2 of Exhibit "D1" to the contribution agreement, which is attached to the Stock Purchase Agreement as Exhibit "D", and is referred to in Section 1.3, is hereby amended by substituting the following:

          The purchase price for the Partnership Interests shall consist of 675,000 newly issued unregistered shares of Series "D" preferred stock of Purchaser ("Purchaser Shares") as more particularly set forth on the attached Exhibit "D" at an issue price of $5.00 per share.

         The first sentence of paragraph 4 of Exhibit "D1" to the contribution agreement, which is attached to the Stock Purchase Agreement as Exhibit "D", and is referred to in Section 1.3, is hereby amended by substituting the following:

         4. An annual dividend shall be payable on Series D Preferred Stock in the amount of $.47407 in cash per share, payable quarterly, beginning three months following the date of issuance.

         The second full paragraph of paragraph 10 of Exhibit "D1" to the contribution agreement, which is attached to the Stock Purchase Agreement as Exhibit "D", and is referred to in Section 1.3, is hereby amended by substituting the following:

The "Issuance Conversion Price" per share of the stock conveyed shall be $10.00.

         The second sentence of Section 2.1, is hereby amended by adding the following at the end:

"and that Buy-Sell Agreement dated June 1, 1991 provided to
Purchaser."

         The first sentence of Section 2.4, is hereby amended by substituting the following:

          2.4.    Capitalization.

          The authorized capital stock of the Company consists of 50,000 shares of common stock of which only the Shares owned by the Selling Stockholder(s) are issued and outstanding.

         The second legend described in Section 3.6, is hereby amended by substituting the following:

                           "These  securities  are security until the earlier to
                  occur of the registration of these securities or March ___, 1998 for the indemnifications and all other obligations of the holder named hereon pursuant to that certain Stock Purchase Agreement, dated as of January 26, 1996, which is on file with the Secretary of the Company."

         The first sentence of Section 2.7, is hereby amended by substituting the following:

          2.7.    Absence of Undisclosed Liabilities.

          Except as set forth on the Interim Balance Sheet, the Audited Balance Sheet or the Closing Balance Sheet, except as set forth on Schedule 2.7 and except for the Liens, the Company, consolidated with the Wedgwood Business Interests, has no obligations or liabilities of any nature, whether absolute, accrued, contingent or otherwise, whether liquidated or unliquidated, and whether now due or to become due, which, individually or in the aggregate, would have a material adverse effect on the financial condition of the Company, consolidated with the Wedgwood Business Interests.

         The first sentence of Section 2.8, is hereby amended by substituting for "Omega Alpha, Inc." for "Alpha Omega
         Partners."

         Paragraph (v) of Section 2.9 is hereby amended by adding the following at the end:

"except for the sale of garden homes at Camelot Retirement Community."

         Paragraph (viii) and (ix) of Section 2.9 are hereby amended by deleting the word "Home".

         The first sentence of Section 4.7, is hereby amended by substituting the following:

"At or prior to the Closing, the Company shall request that Victor
L. Lund be released from the Liens."

         The  first  sentence  of  Section   5.2(iii),   is  hereby  amended  by
         substituting the following:

"Subject to paragraph 3.6(ii) of this Agreement, the Purchaser Shares owned by Victor L. Lund, Paul Dendy, Mark Hall, and Teresa Waldroff are security for the these indemnifications of the Selling Stockholder(s) to Purchaser, and all other obligations of the Selling Stockholder(s) to Purchaser, for a period until the earlier to occur of the registration of the Purchaser Shares for such Selling Stockholder(s) or two years following the Closing."

         The first sentence of Section 5.6, is hereby amended by substituting the following:

"Subject to paragraph 3.6(ii) of this Agreement, Victor L. Lund, Paul Dendy, Mark Hall, and Teresa Waldroff agree that the Purchaser Shares owned by them shall be pledged as security for the obligations of the Selling Stockholder(s) under this Agreement."

         The second sentence of Section 4.20, is hereby amended by substituting the following:

"Purchaser further represents that it has had an opportunity to ask questions of and receive answers from the Company and its officers and each of the Selling Stockholder(s) regarding the business, financial affairs and other aspects of the Company and the Wedgwood Business Interests, and has further had the opportunity to obtain any other information which it deems necessary to evaluate the investment or to verify the accuracy of information otherwise provided."

         The second sentence of Section 5.9, is hereby amended by substituting the following:

"In addition, Purchaser shall indemnify and hold the Selling Stockholder(s) harmless for any claims filed by other owners of Wedgwood Business Interests, besides the Selling Stockholder(s), for any misleading, false, or undisclosed facts or information relating to the materials or documents Selling Stockholder(s) received from Purchaser and forwarded."

All other terms and conditions of the Stock Purchase Agreement shall remain in full force and effect.
         IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year above first written.

                                    Purchaser:
                                    Medical Resource Companies of America


                  Signature:___________________________________
                  Printed Name: _______________________________
                  Printed Title: ______________________________

                                    The Company:
                                    Wedgwood Retirement Inns, Inc.


                  Signature:___________________________________
                  Printed Name: _______________________________
                  Printed Title: ______________________________


                                    Selling Stockholder(s):

                                    /s/ Victor L. Lund
                                    Victor L. Lund

                                    /s/ Paul Dendy
                                    Paul Dendy

                                    /s/ Mark Hall
                                    Mark Hall

                                    /s/ Frank R. Reeves
                                    Frank R. Reeves

                                    /s/ Dorothy Thornsbury
                                    Doris Thornsbury

                                    /s/ Teresa Waldroff
                                    Teresa Waldroff